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                                                                  EXHIBIT 99.162

                    IMPACT OF UTILITY INDUSTRY RESTRUCTURING
                     ON POWER SYSTEM PLANNING AND OPERATION



                                  PREPARED FOR:

                          Tokyo Electric Power Company
                           1901 L Street NW, Suite 720
                             Washington, D.C. 20036




                                  PREPARED BY:

                              Dariush Shirmohammadi

                              [PEROT SYSTEMS LOGO]

                                 Farrokh Rahimi

                             [KEMA CONSULTING LOGO]





                                  APRIL 4, 1997



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[PEROT SYSTEMS LOGO]                                      [KEMA CONSULTING LOGO]


                    IMPACT OF UTILITY INDUSTRY RESTRUCTURING
                     ON POWER SYSTEM PLANNING AND OPERATIONS



1.       EXECUTIVE SUMMARY


The electric utility industry is undergoing a fundamental restructuring that is expected to deregulate key elements of the business and subject them to new competitive threats and opportunities. The exact nature of that deregulation is as of yet unclear. Many different structures for the future of the industry are possible. Also, different structures may emerge at different points in time. As an example, emerging structures suitable for competition in the wholesale market may give way to structures suitable for competitive retail markets at a later date. We may also see different structures in different regions. Regardless of the market structures that may emerge in various parts of the world, one fact seems to hold true: transmission and generation services will be unbundled from one another. The generation market will become fully competitive with many market participants who will be able to sell their energy (or demand side management) services. On the other hand, the operation of transmission system is expected to remain a regulated monopoly whose function will be to allow "open, non-discriminatory and comparable" access to all supplies and loads of electrical energy.


In this report we presents the dominant trends in the utility industry restructuring and then discusses the impact of restructuring on planning and operations of the utility system.


The report first provides a survey of prominent restructuring activities worldwide along with specific examples of emerging electrical energy markets. It is shown that despite variations in the structure of energy markets that have emerged in different parts of the world, the transformation process has gone through practically the same stages. Hence, it is possible to capitalize on the experience of the previous restructuring processes to better manage or gain from a market during its transition or its "final" form.


It is also shown the secure and efficient operation of the transmission system is the key to the efficiency of the emerging electrical energy markets, regardless of their structures. In this context, we focus on the functionality of the Independent System Operator (ISO) as the operator of the open access transmission system.


The report then discusses all the important aspects of power system planning and operation in the emerging energy markets. For this purpose, we will draw contrasts between planning and operations practices in traditional and emerging market structures. The report identifies the profound changes that are likely to take place in paradigms, procedures, methods, and accountability of planning and operations in the emerging markets based on these contrasts.




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Finally, we will cover new business functions that the utility industry needs to adopt in response to changes in the market where it functions.


Although broad and international in its scope, the report mainly focuses on utility industry restructuring within the U.S. with special attention to restructuring plans and activities in California as a forerunner of the US utility restructuring process.






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
1. EXECUTIVE SUMMARY______________________________________________________________________________________________2

2. OVERVIEW OF UTILITY RESTRUCTURING TRENDS_______________________________________________________________________8

     2.1 STAGES OF RESTRUCTURING.................................................................................10
         2.1.1 Stage 1: Transition Market........................................................................10
         2.1.2 Stage 2: Massive Restructuring....................................................................12
         2.1.3 Stage 3: System Divestiture.......................................................................12
         2.1.4 Stage 4: Market Gaming............................................................................13
         2.1.5 Stage 5: Reregulation.............................................................................15
         2.1.6 Stage 6: Industry Consolidation and Reintegration.................................................15
     2.2 ANCILLARY SERVICES......................................................................................16
     2.3 TRANSMISSION PRICING....................................................................................17
     2.4 PLANNING IN THE RESTRUCTURES UTILITY INDUSTRY...........................................................18
     2.5 OPERATING PROCEDURES AND TOOLS..........................................................................18

3. RESTRUCTURING MODELS__________________________________________________________________________________________21

     3.1 ISO RESPONSIBILITIES....................................................................................31
         3.1.1 Operations Planning/Scheduling....................................................................31
         3.1.2 Dispatching.......................................................................................35
         3.1.3 Control and Monitoring............................................................................36
         3.1.4 Network Security..................................................................................36
         3.1.5 Power and Energy Market Administration............................................................37
         3.1.6 Ownership/Planning of Transmission Assets.........................................................37
         3.1.7 System Restoration................................................................................37
     3.2 CLASSIFICATIONS OF THE INDEPENDENT SYSTEM OPERATORS.....................................................38
     3.3 ELECTRIC UTILITY INDUSTRY RESTRUCTURING IN CALIFORNIA...................................................40
         3.3.1 Market Participants...............................................................................40
              3.3.1.1 Energy Supplier (ES).......................................................................40
              3.3.1.2 California Power Exchange (PX).............................................................41
              3.3.1.3 Scheduling Coordinator (SC)................................................................41
              3.3.1.4 California Independent System Operator (ISO)...............................................42
              3.3.1.5 Transmission Owner (TO)....................................................................42
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
              3.3.1.6 Utility Distribution Company (UDC).........................................................42
              3.3.1.7 Retailers..................................................................................43
              3.3.1.8 Energy Customer (EC).......................................................................43
              3.3.1.9 Ancillary Services Provider (ASP)..........................................................43
         3.3.2 Interaction Among Market Participants.............................................................44

4. IMPACT ON POWER SYSTEM PLANNING_______________________________________________________________________________48

     4.1 PLANNING IN THE EMERGING ENERGY MARKETS.................................................................48
     4.2 GENERATION PLANNING IN THE EMERGING ENERGY MARKETS......................................................50
     4.3 TRANSMISSION PLANNING IN THE EMERGING ENERGY MARKETS....................................................52
     4.4 DISTRIBUTION PLANNING IN THE EMERGING ENERGY MARKETS....................................................55
     4.5 POWER SYSTEM PLANNING IN CALIFORNIA'S EMERGING ENERGY MARKET............................................57
         4.5.1 Generation Planning in California's Emerging Energy Market........................................57
         4.5.2 Transmission Planning in California's Emerging Energy Market......................................58
              4.5.2.1 Step 1:  Determination of Transmission Expansion Needs.....................................58
              4.5.2.2 Step 2:  Transmission Planning and Coordination............................................59
              4.5.2.3 Step 3:  Studies to Determine Facilities to be Constructed.................................59
              4.5.2.4 Step 4:  Operational Review of the Transmission Expansion Projects.........................59
              4.5.2.5 Step 5:  State and Local Approval and Property Rights......................................59
              4.5.2.6 Step 6:  WSCC and RTG Coordination.........................................................60
              4.5.2.7 Step 7:  Cost Responsibility for Transmission Expansions or Upgrades.......................60
              4.5.2.8 Step 8:  Ownership of and Access to Expansion Facilities...................................60

5. IMPACT ON POWER SYSTEM OPERATIONS_____________________________________________________________________________61

     5.1 ELEMENTS OF POWER SYSTEM OPERATION......................................................................61
     5.2 REAL-TIME SYSTEM OPERATION IN THE EMERGING ENERGY MARKETS...............................................61
     5.3 OPERATIONS PLANNING IN THE EMERGING ENERGY MARKETS......................................................65
     5.4 MAINTENANCE SCHEDULING..................................................................................70
     5.5 FINANCIAL SETTLEMENT....................................................................................70
     5.6 POWER SYSTEM OPERATIONS IN CALIFORNIA'S EMERGING ENERGY MARKET..........................................71
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
         5.6.1 Operation Scheduling by the PX....................................................................71
              5.6.1.1 PX's Day-Ahead Bidding and Scheduling Procedures...........................................71
              5.6.1.2 PX's Hour-Ahead Bidding and Scheduling Procedures..........................................73
         5.6.2 Operation Scheduling by the ISO...................................................................74
              5.6.2.1 Receipt and Validation of Preferred Schedules..............................................74
              5.6.2.2 Evolution of the Revised Schedules.........................................................74
              5.6.2.3 Development of the Final Schedule..........................................................74
         5.6.3 Maintenance Scheduling............................................................................75
         5.6.4 Maintenance Outage Planning.......................................................................75
              5.6.4.1 Maintenance Outage Requests by the ISO.....................................................75
              5.6.4.2 Maintenance Outage Requests by Market Participants.........................................75
              5.6.4.3 Final Approval.............................................................................76

6. NEW BUSINESS FUNCTIONS________________________________________________________________________________________77

     6.1 AVAILABLE TRANSMISSION CAPACITY.........................................................................77
         6.1.1 Definitions.......................................................................................77
         6.1.2 ATC Calculations Currently used in Different NERC Regions.........................................79
         6.1.3 Flogate initiative by NERC........................................................................84
              6.1.3.1 "Key Elements of the Flow-Based Transmission Service Reservation Methodology"..............84
              6.1.3.2 Power Transfer Distribution Factors........................................................84
              6.1.3.3 The Flowgate Concept.......................................................................85
              6.1.3.4 Transfer Capabilities Based on Flowgates...................................................85
              6.1.3.5 Transmission Service Reservations Based on Flowgates.......................................85
     6.2 BIDDING FUNCTION........................................................................................86
         6.2.1 Bid Submittal.....................................................................................86
         6.2.2 Bid Collection and Revision.......................................................................89
              6.2.2.1 Bidding by Computer Link...................................................................89
              6.2.2.2 Bidding by Bulletin Board..................................................................90
              6.2.2.3 Bidding by Fax.............................................................................90
         6.2.3 Bid Validation....................................................................................91
         6.2.4 Private Participant Data..........................................................................91
     6.3 PUBLIC INFORMATION SYSTEM...............................................................................91
         6.3.1 OASIS.............................................................................................91

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
         6.3.2 Requirements for the Power Market Publishing Function.............................................94
              6.3.2.1 Web Server.................................................................................94
              6.3.2.2 Web Agent..................................................................................94
              6.3.2.3 Navigation.................................................................................95
              6.3.2.4 File Transfer..............................................................................97
              6.3.2.5 Web Server Maintenance.....................................................................97
     6.4 ENERGY METERING.........................................................................................97
     6.5 SETTLEMENT AND BILLING..................................................................................98
         6.5.1 Settlement Calculations...........................................................................99
         6.5.2 Security, Control, and Audit Trail...............................................................100
         6.5.3 Billing and Credit Function......................................................................100
         6.5.4 Credit and Collections...........................................................................101
     6.6 CALIFORNIA'S EXPERIENCE................................................................................101

7. RESUME OF THE AUTHORS________________________________________________________________________________________103
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2. OVERVIEW OF UTILITY RESTRUCTURING TRENDS

Electric power utilities are undergoing significant restructuring in many countries. The trend started in the 1980's in the UK and some Latin American countries, and has gained momentum in the 1990's. The motivations and driving forces for restructuring of the electric power sector in different countries are not necessarily the same. In some countries, such as the UK and the Latin
American countries, privatization of the electric energy sector has been the key driver and has provided a means of attracting funds from the private sector to relieve the burden of heavy government subsidies. In the countries formerly under centralized control (Central and Eastern Europe), the process follows the general trend away from centralized government control and towards increased privatization and decentralization. It also provides a vehicle to attract foreign capital needed in these countries.

In the U.S. and several other countries where the energy sector has for the most part been owned by the private sector, the key drivers have been customer choice, increased competition and reduced regulation. In all cases, proponents argue that deregulation and competition result in lower energy prices for the end consumer, and lead to more efficient and environmentally sound utilization of resources.

A variety of restructuring models are being proposed, considered, and experimented within different parts of the world. Each structural model has its main components (participants) such as bulk power generators, independent power producers (IPPs), transmission owners, distribution companies, dispatching entities, consumer groups, energy brokers, regulators, etc. Depending on the business drivers and the governing regulatory framework, some of these components may remain bundled or even become further consolidated. For example there are strong sentiments among some utilities that all wires, whether transmission or distribution, perform the same function and as such need to be consolidated under the same function. Another more prevalent example is the functional consolidation (pooling) of transmission assets of separate and neighboring utilities to form regional transmission groups (RTGs). This is schematically shown in Exhibit 2-1.

However, the main trend has been towards desegregation (unbundling) of traditional utility services. The unbundling of generation, from transmission and distribution as separate business entities (vertical unbundling) prevails among majority of the models. In practically all these models, energy supplies
(generation) is left to the competitive market to develop. Transmission is almost universally regarded as a natural monopoly that shall remain regulated and open to all market participants in order to permit a competitive environment for energy supplies. Distribution wire service is also regarded as a regulated monopoly. However, customer service part of energy distribution business is another area where competitive forces could replace the traditional utility operators.

In some restructuring scenarios, vertical unbundling involves only a functional separation. This is the prescription of the US's Federal Energy Regulatory
Commission (FERC) under Order 888, issued on April 24, 1996. Order 888 mandates functional unbundling of power marketing (generation) and transmission services, but does not require institutional breakdown of the utility companies.
Transmission Open Access (TOA) is mandated in order to permit competition for wholesale generation. In other restructuring scenarios, namely the UK, vertical unbundling has taken place at an institutional level resulting in the complete divestiture of transmission assets.



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                                  EXHIBIT 2-1
                             INDUSTRY RESTRUCTURING
                                      TREND


          o    Vertical Dis-integration (Unbundling)

          o    Horizontal Consolidation

                                    [CHART]


Finally, it is necessary to note that although vertical unbundling of traditional utility services and structures is the main trend in the industry these days, it is expected that utility services will be vertically rebundled again, however, in a different mechanism via acquisitions and takeovers. Recent take over of Regional Electricity Companies in UK and Light Distribution Company in Brazil, are examples of such new wave of vertical rebundling.


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2.1 STAGES OF RESTRUCTURING

Observation of restructuring process in many industries including that of electric power utility industry in UK, South America and other parts of the world has generally shown that deregulation of these industries has gone through six (6) identifiable stages. Of course these stages are not completely distinct and in many cases they overlap. Often a stage starts even before the previous stage ends. However, evidence maintains that the system will pass through all the stages without exception and reach the final stage and that the transition can take place a lot faster than planned. The six stages of deregulation may be broadly termed as follows:

         Stage 1 - Transition Market

         Stage 2 - Massive Restructuring

         Stage 3 - System Divestiture

         Stage 4 - Market Gaming

         Stage 5 - Re-regulation

         Stage 6 - Industry Consolidation and Reintegration

2.1.1 STAGE 1: TRANSITION MARKET

This stage represents those dynamics that move the market from regulatory pressures and responses to competitive market forces and responses. This stage is just the turning point in a continuous evolution that now lets the market forces dictate electricity supply and regulatory responses. For example, FERC
Orders 888 and 889 are simply two elements of this stage and not the entire impetus of restructuring in the U.S. The emphasis of these two FERC orders on transmission access reflects that fact that transmission provides the last vestiges of monopoly control. In line with the desire to further "liberate" the access to the transmission system, an entity named the Independent System
Operator (ISO) is promoted in FERC Order 888. In the meantime, traditional utilities may initially agree will formation of ISOs as a means of avoiding institutional unbundling of transmission and generation. Transmission dependent utilities, on the other hand, see the need for the ISO to avoid the inevitable market distortion caused by transmission facility owners.

The creation of an ISO becomes an almost legal requirement under the deregulation. The abundance of operations problems, conflicts among parties, potential conflict-of-interest transactions, and conflicting legal requirements find generic solutions only within the confines of a unbiased third party such as an ISO. The ISO, by its mandate, seeks to most efficiently use the resources available given costs/prices. The ISO attempts to maintain system functionality, yet minimizes system costs. This does not, however, mean a minimization of moment to moment system prices.

The transition stage corresponds to a phase where utilities would give up control due mainly to outside forces while attempting to remain in control of the consequences. In the U.S., the compromises


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reflected in all pieces of legislation and regulation (from PURPA, to the Energy
Act of 1992 to the Open Access Orders) are meant to control flow of deregulation. In this transition period, system operation is dominated by a "pool" entity that operates a wholesale energy market based on "market clearing prices". Inevitably, many bilateral direct access transactions will also take place between market players.

The main characteristic of the transitional market stage is the loss of control by electric utilities. The ISO (or its equivalent) starts to create solutions to the new regulatory and operational measures that would make existing utilities less and less relevant. Hence, utilities will find it less and less advantageous to hold on to their transmission assets as a means of remaining in control of events. Given, the limited opportunities to earn from transmission assets, many utilities may want to divest of the transmission system and most commissions will probably agree. One possibility is that federal power marketing agencies like BPA and TVA would eventually take ownership and control of the transmission system nationwide.

The formation of the ISO is the start of the next set of more dramatic changes.
In fact, FERC Order 889 on Open Access Same-time Information System (OASIS) offers divestiture as a potential future requirement for the utility industry in the U.S. Furthermore, FERC's Capacity Reservation Open-Access Transmission
Tariffs Docket (FERC 1996b) is indicating that the approach for transmission access and pricing in the Open Access Ruling may already need changing.

The absence of a transmission monopoly in the Open Access Ruling means that ancillary services (see Section 2.2) become important issues. UK experience indicates that ancillary services are too important to be considered as a side issue. For example, for some years, some generators in the UK made 20% of their revenue for just being available and have been making most of their profit by simply making plants available (in the extreme, not running), than by generating.

During this stage, although the pool will be in operation, other market dynamics continue to change the scene as this transition market is not an equilibrium state. One of the new phenomena that is expected to occur will be the "massive" introduction of low cost combined cycle generation technologies. For example, in Norway, massive new generation has been added to a system fraught with excess generation. The same phenomenon has also happened in the UK where nearly 11GW of new combined cycle generation has been added to the system since deregulation took place in 1989. And all this would happen despite a strong anti-risk and pro-regulatory bias that dominates the utility industry. Finally, accelerated deregulation makes generation more of a commodity item, capacity expansion decisions are now based on economic not regulatory need. At the same time, free market makes regulated demand-side management counterproductive if not dangerous.

Excess generation capacity will inevitably result in creation of strong forward markets as generators attempt to maximize their utilization. A forward market is a hedge, an insurance for both buyers and sellers of electricity.

There is an expectation that as the market move towards greater competition, prices will fall. A historical analysis of independent power production in the U.S., however, indicates that limited deregulation through the introduction of IPPs did not produce lower prices commensurate with theories of marginal cost pricing. Neither did lower prices come about in places where pools and market clearing prices were introduced. In the UK, the market clearing prices essentially never occur mainly due to gaming by market participants (see Section
2.1.5).


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2.1.2 STAGE 2: MASSIVE RESTRUCTURING

Once any portion of the market place experiences the choices that competitive economics offer, all other portions of the market place demand the same treatment. For example, in the U.S. retail wheeling is expected to follow wholesale wheeling mandated by FERC (e.g., California's restructuring proposal).
Another of these dynamics produces extreme economic pressures to institutionally break apart the vertical integration of the utility despite strong actions by many utilities to resist these changes and to maintain control and protect what they have. However, defensive posturing could prove fatal as portions of the market will be lost to competition and the utility will have to support all its costs with fewer resources with is remaining market. Prices rise and yet more of the service area becomes susceptible to predators; hence, the "death spiral".

New competitive markets do not simply happen by freeing up access to resources such as transmission and defining basic contractual procedures which are the main elements of all partial deregulation exercises. It is logical to believe that open wholesale competition, despite its many virtues, will be merely a weigh station and testing ground for full retail competition. California's restructuring plans that are being developed along side FERC actions on wholesale competition, indicate how quickly full retail competition could take place and in some instances, such as in California, even preempt wholesale competition.

Furthermore, deregulation in one state has traditionally put pressure on its neighbors to follow suit, often as the result of market forces than regulatory initiatives. Major industrial end-users concerned about losing a competitive edge through having to pay higher prices have swayed legislators through the threat of lost jobs, economic growth, and tax revenues.

In the U.S., since the release of the FERC Open Access ruling, practically all States have become actively involved in investigating restructuring at retail level. While FERC notes that it has no authority to require divestiture, the states are requiring such divestiture. Many economists argue that even if regulators do not force such divestitures, market pressure will. In order to cope with the threat of divestitures and the realistic threat that the market will not allow stranded investment recovery, utilities have allocated as many costs/assets as possible onto the transmission company (e.g., competitive transition charges in California's restructuring plan). It is realistic to believe that utilities will attempt to develop strategies for stranded cost recovery that not only prevents losses for their shareholders but also can be somewhat profitable.

During this stage, it is expected that utilities will use mergers and acquisitions in order to strengthen their position in the market place and better cope with market changes.

2.1.3 STAGE 3: SYSTEM DIVESTITURE

The dawn of retail wheeling creates widening conflicts among generation, marketing, transmission and distribution entities. Generation becomes risky with potential for high gains. It will work on the premise of cash flow to cover capacity financial burdens. It needs to overbook capacity to make sure that capacity will be utilized as fully as possible, knowing that it may be forced to go on the spot market itself to meet contract obligations. It needs to inform the transmission system of its intent without showing its hand to its competitors. It needs to build cash reserves to cope with price wars and gaming mishaps. Because transmission is still regulated, it has an obligation to serve with minimal


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chance to earn significant returns. If transmission expansion is required, the assets and financial strength of the generation would be needed to secure investment funds and support the project. The final results would be more competitive pressures on the generator. This conflict of interest requires the two to severe all financial and legal ties.

In addition, the distribution portion of the utility experiences regulatory pressures mainly put in place through Performance Based Rates (PBR) to minimize cost. If marketing is part of distribution, it must find low cost suppliers to maximize its retail and wholesale market share. Further, the distribution company may find the generation supply the transmission topology allows is more expensive than that from a CCGT plant it could build nearby on its own.

The generators would have advantages marketing its own power without the dependence on a utility marketing function serving its own interests, especially when the generator must also sell power in other markets outside its service.
Marketing may want to set prices and play generators against one another to cherry pick lucrative market segments. Separating retail marketing from the now passive distribution function and providing generation its own independent marketing arm maximizes everyone's advantage.

Finally, utility management in the U.S., being adept to cost cutting, is ill at ease with the revenue volatility of generation and the bewildering issues of network constraints. Therefore, the majority of U.S. executives, unlike their counterparts in any other part of the world, would prefer to focus on the distribution portion of the company where returns are guaranteed and cost controls remain a known issue. Many companies have begun to break off the generation portion of the business, but not with the required financial resources, mandate, and autonomy. One could argue that the generation is moved out to limit damage to the rest of the utility.

All these point to an outcome where various part of a vertically integrated utility can not share the same goal. At that time divesting utility assets starting with generation assets will become inevitable. Distribution appears the safe haven and last refuge of the "conventional" utility business. And with possibly contradictory regulatory requirements threatening profitability and operation control, transmission seems best if owned by someone else.

2.1.4 STAGE 4: MARKET GAMING

Divested companies will attempt to utilize their individual capabilities to their best advantage and gaming the market is one of the strategies that they will follow. Some of these games are based on the principle of surprise action that usually works at least once. However, consistent gaming strategies will be used on an ongoing basis until the market or its regulators act upon such strategies.

At this stage, invalid perspectives of covering individual plant costs are replaced by strategies that maximize the value of the entire company. These could include bidding high cost plants at $0.00/kWh, as in the British and South
American systems, and still prove profitable under a market clearing price payment regime. The number and type of strategies appear to have no limit. Some obvious examples from other countries illustrate the variety:

     o Putting a plant on-line below marginal costs to distort dispatch and make later plants more valuable.


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     o    Placing big generation online early can degrade transmission so that other generators can't get on the system.

     o Sudden "outages" of capacity that can raise the spot market such that remaining plants maximize revenue.

     o Demand, transmission and generation can be double-booked to insure load and hedging opportunities.

     o Load following plants may now require much higher minimum load that just happens to increase generation and profits.

Legitimate market gaming will take place at the unclear limits of operational and legal rules. As a case in point, the initial deregulation of the UK utilities associated fuel supply and distribution contracts with the generators.
This limited the amount of non-contracted capacity that could game the spot market. It reduced the spot market power to negligible levels, though not the generators ability to take advantage of transmission constraints and to game capacity availability.

In another example of the early UK deregulation market, PowerGen, one of the two conventional generators, learned to make plants unavailable for maintenance and then make it suddenly available when its own unavailability had caused the capacity charges to rise substantially. A regulatory investigation changed the practice of declaring unavailability one day and then becoming available the next day, after the previous days' declaration had caused the capacity charge to rise precipitously. The new rules required a plant to be out seven days before its absence affected capacity charges. Now a plant that goes off-line because of failure may be better off to wait until its outage has driven up the capacity charge before coming back online.

Third example of gaming in the UK market is based on generators gaming the transmission constraints to increase profits (via increased uplift payments).
Large generators have established teams of expert modelers to devise profitable market strategies in the best tradition of financial markets. Generators appear to learn how to improve their ability to produce constraints even in shoulder peak periods. Because of local transmission constraints, plants that would minimize overall system generating costs may have to be "constrained-off" and plants on the other side of the constraint "constrained-on." The constrained-off plant obtains the revenue equal to the difference between the System Marginal
Price and the bid price. Thus, if the plant expects to be constrained-off, it will bid in a low price. Conversely, a plant constrained-on receives its bid price. If a generator expects to be constrained-on, it naturally bids higher than it would otherwise. During a constrained-on situation, a local plant has monopolistic power.

Examples of gaming can already be found in the U.S. and has been happening mainly around reservation of transmission capacity without using it. An entity which can reserve transmission capacity for sale of energy supply to a lucrative market, preempts the ability of other suppliers to sell into that market. The entity may not even have the supply to sell, but can use its reservation right to sell the energy that it would purchase from other suppliers that are precluded from the demand market with a healthy profit. Another example of gaming by U.S. entities occurs in non-U.S. markets. It has been verified that U.S. utility operations in South America with on-site U.S. utility plant staff unfamiliar with the UK experience, are using zero bid prices to force units on-line and to move the dispatch order to higher final costs. In South America generators are also making plants "unavailable"


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on weekends which not only saves money, but insures high prices if it is
"needed" to come on due to "capacity shortages" during the weekends.

Thus, in different regulatory climates, different societies, with different technologies and different markets, the basic features noted here as inevitable, appear.

2.1.5 STAGE 5: REREGULATION

In the market place rules change only when economic or social pressure demand.
The act of threatening a change in regulation can distort the market in the direction opposite to the intent of the proposed regulation because it changes expectations. For example, under the threat of new rules, market players may try to gouge the market as fast and as much as possible before new regulation comes in. Alternatively, the same market players may cooperate to keep prices or profit below the "regulatory" action threshold. Competitors can implicitly signal their commitment to this strategy by notably changing their contract and bidding activities. Thus, piecemeal regulatory intervention distorts market processes even more than monopolistic or oligopolistic tendencies might.

Although electric prices fell in the early part of the UK deregulation, they fell at a rate lower than the decline in fuel costs. Regulatory review led to price caps. These in turn forced collusion among generators to allow compliance with the further distortion of pricing to maintain profit margins yet keep new entrants out. Additionally, the price caps made the strategy of over-contracting
(Contract for Differences) more attractive because generators then recognized the now limited exposure to spot market prices should they not have enough of their own generation to serve the executed contracts.

The gaming of stage 4 quickly separates the weak from the strong. The weak demand fairness (to them) through regulatory and legislative changes. The inevitable regulatory response forces the strong to act collusively, which further excludes the weak from market participation. Hence, reregulation will look different and will have different impacts than the initial regulation.

2.1.6 STAGE 6: INDUSTRY CONSOLIDATION AND REINTEGRATION

The forces that even partial deregulation unleashes spread quickly. Even the Canadian industries are now demanding rapid Canadian utility deregulation and TransAlta is eyeing U.S. markets. The UK IPP success with gas and electricity arbitrage are coming to the U.S. in terms of the Houston Light and Power and Texas Utilities mergers. Utilities become outward looking. The U.S. Southern
Company Service acquired SWEB (a UK distributions company).

In the UK, as the price controls became apparent, the generators quickly made bids to acquire the distribution companies. This attempt by generators was rejected by the Regulator. In the long term little can be argued against this since the deregulated market allows RECs to invest in generation. The economies of scale remain in the system, and reintegration along economically efficient lines rather than matching geography of generation and service area, would seem both rational and inevitable.

Once the market recognizes the increase in certainty, participants would attempt to lock-in advantageous situations. Many generators would find themselves selling regularly to selected distribution companies, marketers, or customers.
The economies from reducing uncertainty further or locking in sales force reintegration. The combined companies then have economies of scope. Because


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the impetus for re-regulation implies that many participants have reached the
"end" of their gaming days, sweep-up acquisitions surge. A handful of national vertically integrated utilities form, owned possibly by foreign or non-utility entities. Many small market niche utilities continue in remote areas or in unique economic conditions.

Many economists claim that a small number of market players may represent the most efficient market, where economics of scale dominate but sufficient competition exists to defer monopolistic or oligopolistic pricing. This is the fact in almost every other market where the 5 or 6 industry leaders can be quickly identified. Some economist claim that the transition from regulation to deregulation includes complete divestiture followed by reintegration as the market pressures evolve throughout the deregulation transition.

2.2 ANCILLARY SERVICES

Ancillary services (A/S) include real or reactive power/energy resources needed for secure and reliable operation of the transmission system. They include reactive and voltage support, real power/energy for system control/re-dispatch, regulating reserve, spinning reserve, operating reserve, energy imbalance, loss compensation, backup, etc.

Depending on the organizational structure adopted, ancillary services may be provided in a bundled manner or as an unbundled menu. In some cases, such as the UK, the transmission system operator procures these services and charges the users of the transmission system at a bundled rate, through the so-called
"uplift". In the U.S., FERC Order 888 requires the ISO to offer some of the ancillary services in an unbundled manner under a pro-forma cost based tariff, giving the transmission users the choice to either self provide or request the ISO to provide them. California's energy market structure calls for a market response to the provision of the majority of ancillary services.

The services identified by FERC as ancillary services are:

     o    Scheduling, system control and dispatch

     o    Reactive supply and voltage control from generation sources

     o    Regulation and frequency response

     o    Energy imbalance service

     o    Spinning reserve

     o    Supplemental (non-spinning) reserve

Four of these services, namely, operating, spinning, and regulating reserves and energy imbalance, may be self-provided by the user of the transmission system
(generators, aggregators, load serving entities, etc.). In case the transmission user does not self provide these services (directly or through third party arrangements), the transmission service provider (TSP), e.g., the ISO, must provide the service. The transmission service provider may procure the A/S resources through a competitive auction and charge the users accordingly. Two other ancillary services, namely reactive power/voltage support and system control/re-dispatch are procured and provided by the TSP, and the users must purchase them from the TSP.



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Some other transmission support services, such as loss compensation or backup support, may or may not be offered by the TSO. For example, in California's restructuring plans, the transmission users (also known broadly as the Scheduling Coordinators) are required to submit "balanced schedules", i.e., include transmission losses in their schedules based on transmission loss factors published by the ISO. The transmission users may also be asked to arrange for their own backup supply if they require continuity of supply in case of emergencies.

In the U.S., the North American Reliability Council (NERC) uses the term
Interconnected Operations Services (IOS) to refer to transmission support services, including the FERC mandated ancillary services. According to the NERC, the IOS fall into four categories and consist of:

     1.   Generation/demand balance category

               o    Regulation

               o    Load following

               o    Operating reserves - spinning

               o    Operating reserves - supplemental

     2.   Transmission System Security category

               o    Reactive supply and voltage control from generators

               o    Network stability services from generators

     3.   Emergency Preparedness category

               o    Black start capability of generators

     4.   Commercial Services category

               o    Real power losses

               o    Energy imbalance

               o    Dynamic scheduling

               o    Backup Supply

2.3 TRANSMISSION PRICING

Pricing of transmission services is an important aspect of the restructured utility environment. All competitive gains attained through opening the transmission system physically for access by market participants, could be lost if the transmission system is "improperly priced." At the same time improper pricing of the transmission services could have serious adverse financial ramifications for the owners of the transmission facilities and future investment in transmission facilities.



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Various methods for pricing transmission services have been implemented, are under scrutiny or under experimentation in different parts of the world. Three main classes of pricing may be distinguished, namely embedded costs based pricing, short-run marginal cost (SRMC) based pricing, and long-run marginal cost (LRMC) based pricing. From the transmission owner's point of view the embedded cost method is suitable when one is mainly interested in recovery of past investments in the transmission system. The SRMC method is suitable mainly for non-firm short-term contracts, where the transmission owner is interested to charge the third party for the use of available transmission capacity. The LRMC pricing is relevant when longer term contracts are involved, and cost of transmission capacity additions must be accounted for.

From the regulator's point of view, price signals must aim at a balance between equitable cost recovery by the transmission owner, and efficient use of resources by the transmission user. In this respect, the embedded cost methods do not provide proper economic signals, and the SRMC methods in their basic form do not guarantee recovery of transmission costs for firm contracts. Exhibit 2-2 summarizes the main cost components used in each category of transmission pricing methods, along with the main advantages and disadvantages.

2.4 PLANNING IN THE RESTRUCTURES UTILITY INDUSTRY

The market participants, paradigms, procedures, tools and oversight related to planning of various components of the electric power system, namely generation, transmission and distribution will be going through fundamental changes in the emerging energy markets. As we discussed in Section 2.1, it is well understood by the industry that generation planning will be performed by market participants other than the current vertically integrated utility companies and with completely different set of paradigms, procedures and tools. Transmission planning is expected to be addressed using somewhat different procedures and tools; although the paradigm for transmission planning is expected to remain by and large the same. Finally, distribution wire planning is expected to go through few changes in the emerging electrical energy markets; however, the retail/customer services aspect of energy distribution business is expected to experience a thorough change in all its aspects. We will address the planning issues in Section 4 of this report.

2.5 OPERATING PROCEDURES AND TOOLS

Transmission open access (TOA) has implications on operating procedures and tools required to ensure secure operation of the transmission system. The latter include collection, exchange, and processing of real-time and scheduling data for operations planning, real-time operation, as well as after-the-fact settlements, accounting and billing. These functions are traditionally performed in the control centers using the SCADA and EMS facilities. The traditional
SCADA/EMS algorithms and software may have to be modified or amended to varying degrees to serve the needs of the dispatchers, schedulers, control room supervisors, engineers, and other control room staff effectively. In addition, new hardware/software and communication systems may be required to support the competitive market activities (bidding, publishing, dispute resolution and settlements/billing). We will cover all these issues in the following sections of the report.


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                                  EXHIBIT 2-2:
           COMPARATIVE ANALYSIS OF TRANSMISSION PRICING METHODOLOGIES

      METHOD                     COST COMPONENTS                       OVERALL CHARACTERISTICS
      ------                     ---------------                       -----------------------
EMBEDDED COST                (1) BASIC COST ELEMENTS                    Different variations:
                      o  Recorded Book Costs (for past) or       o  Rolled-in or Postage Stamp ($/MW)
                         estimated costs (for future):           o  Contract path ($/MW or $/MW-Km)
                         - Return on investment                  o  Boundary flow ($/MW)
                           (interest/equity)                     o  Actual Flow-Km ($/MW-Km)
                         - Book depreciation
                         - Property tax
                         - Income tax
                         - Insurance
                      o  Operating & Maintenance Costs
                             (2) ADDITIONAL COST ELEMENTS
                      o  Average cost of generation to
                         replace transmission losses
                      o  Average cost of generating reactive
                         power
                      o  Average cost of spinning reserve
                      o  Average cost of regulating reserve

SHORT-RUN                    (1) BASIC COST ELEMENTS             o  Possible variations based on
MARGINAL              o  Incremental cost of incremental            extent of data availability
COST (SRMC)              losses                                  o  Requires power flow and possibly
                      o  Incremental cost of reactive               OPF
                         generation                              o  May require Unit Commitment
                      o  Incremental cost of spinning reserve    o  Applicable to short-term or spot
                      o  Incremental cost of regulating             transactions
                         reserve
                      o  Incremental costs due to altering
                         unit commitment and/or generation
                         dispatch
                             (2) ADDITIONAL COST ELEMENTS
                      o  Incremental administrative and
                         support service costs(4)
                      o  Incremental physical depreciation
                         costs due to shortened life of
                         equipment resulting from wheeling
                      o  Opportunity costs(2)
                      o  Congestion cost

LONG-RANGE                   (1) BASIC COST ELEMENTS             o  Applicable primarily to long-term
MARGINAL COST         o  Carrying charges on estimated costs        transactions
(LRMC)                   of system expansion (future):           o  Combination of planning and
                         - Return on investment                     operations environment
                           (interest/equity)                     o  Possible variations based on
                         - Depreciation                             predominance of planning or
                         - Property and income tax                  operational considerations:
                      o  Incremental fuel costs for:                - Planning: refinement of embedded
                         - incremental losses                         costs method
                         - incremental reactive power               - Operations: extension of SRMC
                         - incremental spinning reserve               method to incorporate investments
                         - incremental regulating reserve
                         - incremental changes in economic
                           dispatch
                             (2) ADDITIONAL COST ELEMENT
                      o  Incremental administrative and
                         support service costs(4)

      METHOD                     ADVANTAGES                            DISADVANTAGES
      ------                     ----------                            -------------
EMBEDDED COST         o  Simplicity of computation                 (1) Short-Term Contracts:
                      o  Relatively low data                o  Incorrect pricing signals:
                         requirements                          - Price decreases as system is
                      o  Flexibility to introduce                loaded to its limits
                         more detail based on                  - Price increases when wheeling
                         additional data availability            customers are scarce
                                                                   (2) Long-term Contracts:
                                                            o  Potential for inefficient siting
                                                               of new facilities
                                                            o  Returns may be insufficient to
                                                               encourage construction of new
                                                               transmission capacity for wheeling
                                                            o  Captive and transit customers are
                                                               treated equally




SHORT-RUN
MARGINAL              o  Efficient economic signal          o  Relatively heavy computational
COST (SRMC)              - SRMC is low when capacity is        requirements(1)
                           available                        o  Relatively large data requirement(1)
                         - SRMC is high when capacity is    o  Potential for controversy
                           scarce                              regarding:
                      o  Can provide pricing advantage         - network structure and data
                         in a competitive market               - opportunity costs(2)
                                                               - congestion costs(3)
                                                            o  No guarantee of cost recovery for
                                                               existing facilities if applied
                                                               indiscriminately (may require
                                                               supplementary adders)







LONG-RANGE
MARGINAL COST         o  Efficient economic signals for     o  Relatively heavy computation
(LRMC)                   long-term transactions                requirements(1)
                      o  Motivates good investment          o  Relatively large data requirements(1)
                         decisions                          o  Can distort optimum near-term use
                      o  Captive customers do not              of the network
                         subsidize transit clients             - Prices may be too high even if
                                                                 capacity is available in
                                                                 short-term
                                                               - Prices may be too low even if
                                                                 short-term capacity is scarce







         SEE NEXT PAGE FOR FOOTNOTES



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          NOTES TO TABLE (SEE PREVIOUS PAGE):

          1. The computational and data requirements of SRMC and LRMC methods increase with increase in the degree of detail, size of network, etc. Short-cuts and simplifications (e.g., aggregation of data) reduce the computational burden, but introduce errors. Ultimately, the simplifications in each case can lead to the Embedded Cost Method in one form or another. A compromise must be worked out for each system and business environment by simulation studies.

          2. Opportunity costs increase with firm contracts, and diminish for interruptible contracts.

          3. Congestion costs represent a round-about way of incorporating the impact of capacity expansion needs.

          4. Administrative and support costs include costs of administration, scheduling, control room, engineering studies, etc.







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3. RESTRUCTURING MODELS

This section provides an overview of the main restructuring models emerging in the U.S. and a few other countries. A common premise of all of the restructuring models already implemented or under development is that the operator of the transmission system must not have any financial interest in the sources of generation or preferences in treatment of end use customers. Hence, the term Independent System Operator (ISO) is becoming a common term for referring to the operator of the transmission system. In some cases, independence of the ISO is carried one step further, wherein, the ISO has no financial interest in transmission assets either, and acts as a non-for-profit organization simply responsible for the operation of the transmission system with the twin goals of maintaining the reliability and efficiency of its operation. California's restructuring plans calls for such an independent system operator.

As part of its responsibility for secure and reliable operation of the power system, the ISO may provide the ancillary services from its own assets, or procure some or all ancillary services through long-term leasing contracts, or competitive auction.

The ISO may or may not have the responsibility to facilitate a power and energy market (sometimes called Power Exchange, and designated by PX). The responsibilities and scope of activities of the different ISOs emerging in the U.S. and other countries around the world, vary widely.

Due to its prominent role and importance, in the following we will cover the scope of the responsibilities of the independent system operator in some detail. Furthermore, the explanation of ISO structure and operation, as applicable to different market structures, will help reveal the main features of these markets including operations planning, system dispatch, control and monitoring, network security, power market administration, ownership and planning of transmission assets and system restoration.

Exhibits 3-1 through 3-9 highlight the main features of different restructuring models adopted or being considered in the U.S. and other parts of the world.



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                                   EXHIBIT 3-1
                              ISO EXAMPLES - ERCOT

o    ISO just operates the wires (reliability)

o    No ISO control on generation dispatch

o    ISO acts as a coordinator

o    ISO performs security analysis and coordinates control area operations

o    Moving from two Security Centers (North and South) to one:

     o    Real-time monitoring

     o    Response to system contingencies

     o    Operations coordination

     o    Outage scheduling

     o    OASIS functions

o    Datalinks from Control Areas to existing and new Security Centers

o    Control Areas responsible for their network reliability and security

o    ISO coordinates regional transmission planning


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                                   EXHIBIT 3-2
                                   MIDWEST ISO

o    18 Control areas

o    No Power Market

o    TOs will retain physical operation and maintenance

o    Load/gen balancing and ED by local operators

o    ISO will do regional planning for all transmission owners

o    Local utilities can plan, but must get ISO approval

o    If no TO wishes to build new transmission lines, ISO will



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                                   EXHIBIT 3-3
                                     INDEGO

o    ISO will lease transmission facilities (230 Kv and above) from TOs

o    Individual contracts between IndeGO and each TO

o    Local subtransmission and distribution services:

     o    General Distribution Access Agreement between IndeGO and owner

     o    Direct arrangement between customer and owner

o    IndeGO not involved with physical operation of Subtrans. and Dist.

o TO or trans. customer can commit to fund construction of new facilities in exchange for Trans. Cap. Res. (TCR) rights

o    Hierarchical AGC

o    ISO will do congestion management

o    Fixed zone boundaries, subject to annual revision

o    ISO will buy A/S

     o    Competitive procurement for Spinning and Regulation Reserve

     o    Long-term contracts for other A/S

o    ISO non-for-profit


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                                   EXHIBIT 3-4
                                      NYPP

o    Pool-wide UC and dispatch since 1977; SCUC contemplated

o    ED every 5 minutes

o    Flexible POOLCO model; Bilateral Trans. and Central Dispatch

o    Iterative ISO/PX scheduling (including UC/SCUC)

o    No transfer of ownership of transmission assets

o    TOs responsible for maintenance

o    ISO will plan transmission (230 Kv and above)

o    Local TOs and others bid to build (competitive bidding)



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                                  EXHIBIT 3 - 5
                                       PJM

o    Combined ISO/PX

o    No transfer of ownership of transmission assets

o    TOs responsible for maintenance

o    ISO will plan transmission (230 Kv and above)

o    Local TOs and others bid to build (competitive bidding)

o    Single PJM control area as in the past; hierarchical AGC

o    Dispatch based on price rather than system lambda

o    ISO does congestion management

o    ISO conducts system-wide SE and CA

o    Individual utilities conduct their own SE and CA

o ISO coordinates the operation of local area transmission facilities as required for reliable operation of PJM control area

o    ISO is a non-for-profit organization



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                                  EXHIBIT 3 - 6
                                      WEPEX


o    Transfer of operational control (not ownership) of trans. facilities

     o    Wires

     o    Control Centers

o    Phased Implementation of SCADA/EMS

o    Separate PX and ISO

o PX holds day-ahead and hour-ahead market for energy and its A/S share; sends excess A/S to ISO

o    Iterative bidding process

o    ISO holds day-ahead and hour-ahead auction for A/S

o    ISO responsible for congestion management

o    Fixed congestion zone boundaries; subject to change annually


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                                  EXHIBIT 3 - 7
                                       NGC


o    Owns and operates trans. system

o    Combined ISO/PX functions

o    Schedules generation (including UC and DSM)

o    Dispatches generation, including DSM

o    Purchases and dispatches A/S

o    Operates Pool settlement system

o    Handles funds transfer for the Pool



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                                  EXHIBIT 3 - 8
                          VICTORIA POWER EXCHANGE (VPX)

o    Combined ISO/PX functions

o    Procures and dispatches A/S

o    Does not own transmission assets (PowerNet Victoria does)

o    VPX leases trans. facilities from PNV

o    VPX procures network additions competitively from PNV or others



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                                  EXHIBIT 3 - 9
                              POWER POOL OF ALBERTA


o    PPA performs power pool administration

o    PPA performs generation scheduling and dispatch

o    PPA performs system control

o    Grid Company of Alberta (GCA) performs transmission administration

o    GCA is a joint venture agreement between major TOs

o    GCA procures A/S

o    PPA dispatches A/S

o PPA coordinates security monitoring and trans. congestion management with GCA



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3.1 ISO RESPONSIBILITIES

To facilitate categorization of ISO structures, it is helpful to consider the ISO's roles and responsibilities in each of the following areas:

     o    Operations Planning/Scheduling

     o    Dispatching

     o    Control and Monitoring

     o    On-line Network Security Analysis

     o    Power and Energy Market Administration

     o    Ownership/Planning of transmission Assets

     o    System Restoration

3.1.1 OPERATIONS PLANNING/SCHEDULING

The responsibilities of the ISO in this area could include scheduling of generation, transmission, and interchange.

The ISO is fundamentally responsible for scheduling of transmission facilities. To ensure fair treatment of the transmission users, the ISO must maintain an "Open Access Same-time Information System" (OASIS) facility. The overall requirements for OASIS are specified in the FERC Order 889, issued April 24, 1996. The ISO is also responsible for coordinating interchange schedules to ensure they do not cause transmission system congestion.

Generation scheduling may or may not be included among ISO responsibilities. It may be limited to scheduling of ancillary services. In case the energy market structure does not include a power and energy market, ISO's role in generation scheduling will be limited to ensuring that the submitted schedules do not cause transmission congestion. This is the situation in ERCOT, IndeGO, and the Mid-West ISO, and is schematically demonstrated in Exhibit 3-10.

The same situation applies if a power and energy market exists, but another entity is responsible for its administration. The California ISO is an example, where another independent entity (namely, California Power Exchange) is handling the power and energy market administration. This is schematically illustrated in
Exhibit 3-11 (a).

In cases where the ISO is also responsible for the power and energy market administration, e.g., in UK, generation scheduling falls within ISO's area of responsibility. This is the situation contemplated by PJM and partly by the New York Power Pool (NYPP); although the actual scheduling in the NYPP will be done by the Power Exchange branch of the organization. These conditions are schematically illustrated in Exhibit 3-11 (b), and Exhibit 3-12.



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                                 EXHIBIT 3 - 10
                           ISO WITH NO POWER EXCHANGE


                                     [CHART]

          SC = Scheduling Coordinator:

               CInternal Control Areas (performing UC)

               CBilateral Contracts

               CWheeling Requests




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                                  EXHIBIT 3 -11
                        POWER EXCHANGE SEPARATE FROM ISO


                                     [CHART]

(a)  Limited PX/ISO
     Information Exchange

PX = Power Exchange

SC = Schedule Coordinator

S = Supply Bidders

D = Demand Bidders

(b)  Full PX/ISO
     Information Exchange



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                                  EXHIBIT 3 -12
                          COMBINED ISO & POWER EXCHANGE


                                     [CHART]


                                   ENERGY BIDS


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The main difference between NYPP and California markets (WEPEX) in this respect is that in the case of NYPP the entity responsible for scheduling of generation resources will deal simultaneously with bilateral contracts and supply/demand bids into the Power and Energy Market. In this sense the generation scheduling problem for NYPP and PJM are similar, although it is carried out by two different entities (ISO in the case of PJM and Power Exchange in the case of NYPP). It is worthwhile noting that the separation of ISO and Power Exchange in the case of NYPP is based on governance and membership considerations. As far as exchange of scheduling information is concerned the security firewall that exists between the California ISO and PX is not present in the case of NYPP.

In cases where generation scheduling is included among ISO's responsibilities, the ISO may or may not be responsible for Unit Commitment. If bidding protocols for generation resources allow for multi-part bids, (i.e., not only the price per MWh, but also start-up prices and no-load prices), and if there are no provisions for continuous bidding, the ISO scheduling process must take into account Unit Commitment type data including start-up price, no-load price, minimum up and down times, ramp rates, etc. In fact, in such case often the use of a Security-Constrained Unit Commitment (SCUC) methodology is desired. This is the situation for the NYPP power exchange and the PJM ISO.

However, in case power and energy market participants are allowed only single-part bids (i.e., the price per MWh quoted is to include a portion of the bidder's start up and no-load cost), then a simple merit order scheduling will apply. (In this case the bidder is taking the risk based on its own estimate as to how long the unit will be scheduled to operate.) Moreover, the scheduling method will be of a static type (no correlation between successive time steps) if there is provision for continuous bidding by the participants. This is the situation in the California Power Exchange, where it is expected that through a number of bidding and price determination iterations with market participants before the closure of the day-ahead market, the bidders will adjust their hourly bid prices so that the resulting schedule at market closing time is feasible from a unit commitment point of view.

3.1.2 DISPATCHING

The scope of real-time dispatching of generation resources depends on whether or not the ISO is responsible for administration of the power and energy market, and whether a single-settlement or multiple-settlement system is in place. In a single-settlement system involving mainly bi-lateral contracts, or where a pool structure for only energy surplus is in place, the ISO may perform actual generation dispatch.

In general, however, the ISO performs real-time dispatch only for energy imbalances, ancillary services, and congestion management. This is particularly true in a multiple settlement system. For example, NYPP is contemplating a two-settlement system, in which day-ahead schedules are binding, and must be settled as contractual commitments. The difference between the contractual commitments and actual generation and consumption are settled after the fact (ex-post settlement). In the case of WEPEX, a three-settlement system prevails, namely, day-ahead, hour-ahead, and ex-post. In these situations, the real-time dispatch will aim at alleviating the imbalance between actual and scheduled load and generation. The ISO will select the "least-cost" resources to meet these imbalances.

The ISO will also redispatch generation in case of transmission congestion. Congestion management may involve changes in generation or load (through demand-side management) based on incremental and decremental prices quoted by the users of the transmission system. This is the case for WEPEX.


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Congestion management protocol may also involve curtailment of transactions, based on established priorities. This is how MAPP handles congestion management (Line Loading Relief procedure) at present, and contemplates to continue the process in its emerging ISO.

The boundaries of the "congestion zones" may be fixed or adjusted dynamically as a function of system conditions. For example, in the case of WEPEX, four congestion zones are defined initially. New zones may be defined, and the boundaries of the initial zones may change only if intra-zonal congestion becomes a persistent problem over a length of time (on the order of a few months to a year). In the case of the Nordic system (Scandinavian Countries), the boundaries of the congestion zones change dynamically during a day as system conditions change.

3.1.3 CONTROL AND MONITORING

The ISO may or may not have the authority and the means for supervisory control and/or actual real-time control of generation.

The ISO's role in real-time control of generation may be limited to coordination and monitoring of the operation of control areas under its jurisdiction. In that case, each control area will perform its own automatic generation control (AGC). For example, this is the situation contemplated in the Mid-West ISO. In the case of WEPEX, the ISO is responsible for AGC. Initially, it will employ a hierarchical AGC from a new control center, using the existing SCADA/AGC facilities of the three California Investor-Owned Utilities (IOUs) as the second level in the hierarchy. Shortly thereafter, it will have direct control of generation facilities which it needs for regulation, congestion management, etc.

3.1.4 NETWORK SECURITY

The ISO will be responsible to ensure security of system operation against occurrence of credible contingencies. The ISO may attempt to perform this task by using estimated operating data and off-line power flow and contingency analysis programs. But this is not adequate for most emerging ISOs. The ISO will generally need to perform on-line contingency analysis.

To perform on-line contingency analysis, the ISO may collect real-time information from the field (as in the case of WEPEX), or collect snapshot data from member SCADA systems periodically (as contemplated by MAPP). Alternatively, the ISO may use states estimated by its transmission providers, if the latter have working state estimator functions. Whether the ISO receives real-time or estimated data, it is generally contemplated that the ISO will have its own state estimator. ISO's state estimator would treat any state estimates from its members as if they were telemetered data. This will allow the ISO to determine a consistent base case for network security analysis.

For systems where dynamic security and/or voltage stability are potential problems, the ISOs presently will have to rely on prior off-line studies, and look up tables to determine operating limits. However, as the new players emerge in the use of the transmission system, it is expected that the difficulty in finding a close match between actual operating conditions and prior studies may lead to the need for on-line Dynamic Security Analysis (DSA) and/or Voltage Security Analysis (VSA) functions.

Congestion management by the ISO is expected to be fully dependent on the use of Security Constrained Optimal Power Flow (SCOPF) models.


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3.1.5 POWER AND ENERGY MARKET ADMINISTRATION

As mentioned earlier, the ISO may or may not be responsible for administration of the power and energy market. The relationship between the ISO and the associated power and energy market (if this market clearly exists) may vary as explained in Section 3.1.1. above, and schematically demonstrated in Exhibits 3-11 and 3-12.

The price determination mechanism used in the power and energy market will depend on market rules. The bidding process may allow iterations with the market participants before the market closing time without establishing any contractual commitment. In that case, the latest bids received before market closing for each market are considered valid. This is the process adopted in WEPEX. In some other structures, the participants may submit and change bids before market closing, but will know the market clearing price (and whether or not their bid is accepted) only after market closure. This is the case in the majority of the emerging Power and Energy Markets. In practically all cases where a market clearing price is established, all generators in a congestion zone are paid the same price (regardless of their bid price), usually with corrections for losses. There are cases where the power and energy market acts as a bid matching facility (matching buyers and sellers) without establishing a market clearing price. The ISO will treat these as bilateral contracts.

Even where the ISO is not responsible to facilitate the power and energy market, it usually does administer a market for ancillary services to procure the ancillary services it needs.

ISO's involvement in the settlement process depends on the scope of its responsibilities and degree of interaction with other entities (transmission users, suppliers, schedule coordinators, etc.). The ISO usually settles with the users of the transmission system for the costs it incurs to perform congestion management, and for provision of ancillary services. Depending on the market rules and number of markets (day-ahead, hour-ahead, etc.) multiple settlements may be involved with the same participant for a given transaction for a given period.

3.1.6 OWNERSHIP/PLANNING OF TRANSMISSION ASSETS

As mentioned earlier, the ISO may or may not own transmission assets. In many cases, it is a non-for-profit organization with no asset ownership. It is, however, responsible for coordinated planning of the transmission facilities to a different degrees. If the initial transmission owners and service providers or other market participants do not plan for and invest to build the needed transmission facilities, the ISO generally becomes involved, identifies these facilities and arranges to have them built. Costs of such investments are recovered from the transmission users based on approved protocols. In those cases where several candidates would offer to build a particular facility, the ISO would conduct an auction.

3.1.7 SYSTEM RESTORATION

The ISO is responsible for coordination of system restoration in the event of major outages or blackout conditions.


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3.2 CLASSIFICATIONS OF THE INDEPENDENT SYSTEM OPERATORS

Exhibit 3-13 summarizes the categories of ISO responsibilities listed in the preceding section. Not all of the responsibilities listed are required for an entity to be considered a legitimate ISO.

A brief survey of the existing and emerging ISOs reveals that as a minimum the responsibilities of the ISOs emerging in the US would include coordination of the operations planning of the transmission owning entities within the ISO's area of jurisdiction. Such "minimalist ISO" does not perform generation scheduling. It only intervenes in case schedules it receives from market participants (control areas, Scheduling Coordinators, etc.), would result in transmission system congestion. Its role in the operations scheduling time frame is to inform the transmission system users about potential system congestion, including the transmission paths in question.

The minimalist ISO does not perform real-time control of power system facilities. It does, however, monitor the operation of the power system to ensure adequacy of available reserves, and other pertinent ancillary services. It will also coordinate measures to alleviate transmission system congestion. It will perform contingency analysis to ensure system security against credible contingencies.

Examples of minimalist ISOs in the U.S. include ERCOT, MAPP, Mid-West ISO and IndeGO.

At the other end of the scale, some existing or emerging ISOs have a wide range of responsibilities and authority. The so-called "maximalist ISO" would perform generation scheduling (possibly including Unit Commitment), and scheduling of ancillary services (possibly simultaneously with energy/power scheduling). It would also perform scheduling and pricing of transmission facilities. It would dispatch generation for imbalance and ancillary services, as well as congestion management, possibly with varying congestion zone boundaries. It would perform real-time control of generation, transmission, and ancillary resources. It would perform state estimation and security analysis based on acquired real-time data. It would facilitate a Power and Energy Market either directly, or in close coordination with a Power Exchange (if separate). It would plan and execute transmission system expansion (although it may or may not own the transmission assets).

The emerging PJM and NYPP ISOs are examples of maximalist ISOs. NGC in the UK is another example, where the ISO also assumes ownership of transmission assets.

Other ISOs may fall somewhere in between the minimalist and maximalist ISO categories. WEPEX is an example where the ISO has all the responsibilities of the maximalist ISO with some exceptions (no power/energy market administration responsibilities).



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                                  EXHIBIT 3 -13
                              ISO RESPONSIBILITIES

                 Responsibilities                       Minimalist ISO             Maximalist ISO
                 ----------------                       --------------             --------------

1.     Operations Planning
       1.1.  Generation Scheduling
             1.1.1. Unit Commitment/SCUC                                                  X
             1.1.2. Merit-Order Scheduling
       1.2.  Interchange Scheduling Coordination               X                          X
       1.3.  Scheduling of Ancillary Services
             1.3.1. Simultaneous                                                          X
             1.3.2. Sequential
       1.4.  Transmission System Operations Planning
             1.4.1. OASIS Functions                            X                          X
             1.4.2. Transmission Pricing                                                  X

2.     Dispatching
       2.1   Generation Dispatch                                                          X
       2.2   Dispatching of Ancillary Services                                            X
       2.3   Congestion Management
             2.3.1  Fixed Zone Boundary                        X
             2.3.2  Variable Zone Boundary                                                X

3.     Control and Monitoring
       3.1   AGC                                                                          X
       3.2   Operations Monitoring
             3.2.1  ACE Monitoring                                                        X
             3.2.2  Interchange Monitoring                     X                          X
       3.3   Supervisory Control                                                          X

4.     On-line Network Security Analysis
       4.1   State Estimation                                                             X
       4.2   Contingency Analysis                              X                          X
       4.3   DSA                                                                          ?
       4.4   VSA                                                                          ?
       4.5   SCOPF/Security Enhancement                                                   ?

5.     Power Market Administration
       5.1   Power and Energy Trading
             5.1.1  Market Clearing                                                       X
             5.1.2  Bid Matching
       5.2   Ancillary Services Auction                                                   X
       5.3   Settlements Administration                                                   X

6.     Transmission Assets Ownership
       6.1    Initial Assets
             6.1 1  Leased
             6.1.2  Owned                                                                 X
       6.2   Transmission System Expansion
             6.2.1  By Initial Owner
             6.2.2  Competitive Bidding                                                   X

7.     System Restoration Coordination                         X                          X


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3.3 ELECTRIC UTILITY INDUSTRY RESTRUCTURING IN CALIFORNIA

California's planned utility industry structure is aimed at a total separation of the market administration and system operation. Market administration for power and energy will be provided by an independent body called the Power Exchange and system operation by another completely independent entity called the Independent System Operator. In the following we will provide a brief description of the planned California energy market structure by identifying the its market participants and their interactions.

3.3.1 MARKET PARTICIPANTS

The major participants in the California restructured electrical energy market will be:

     o    Energy Suppliers (ES)

     o    Power eXchange (PX)

     o    Scheduling Coordinator (SC)

     o    Independent System Operator (ISO)

     o    Transmission Owner (TO)

     o    Utility Distribution Company (UDC)

     o    Retailers

     o    Energy Customers (EC)

     o    Ancillary Services Provider (ASP)

3.3.1.1 ENERGY SUPPLIER (ES)

The Energy Supplier will supply power and energy to the California market. Major energy suppliers are expected to be the existing Investor Owned Utilities (IOUs) in California including the Pacific Gas and Electric Company (PG&E), Southern California Edison (SCE) and San Diego Gas and Electric Company (SDG&E), out of state utilities such as Bonneville Power Administration (BPA) and Independent Power Producers (IPPs) such as Mission Energy. Despite serious efforts by the regulators through various incentive programs, Demand Side Management service providers may not play a substantial role here.

In order to mitigate market power by anyone energy suppliers in California, California IOUs have been strongly encouraged by the regulators in to divest out of 50% of their fossil powered generation assets. PG&E and SCE are complying with this "request" and are heavily divesting (beyond 50%) out of their existing fossil powered generating assets.


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3.3.1.2 CALIFORNIA POWER EXCHANGE (PX)

Also known as the Power Market Administrator or the Spot Market Operator in other parts of the world, the Power Exchange is an independent entity that will manage the spot energy market on daily and hourly basis. PX will provide a forward competitive market for electrical energy, conduct day-ahead and hour-ahead auctions for generation and demand and will ensure non-discriminatory, transparent bidding interfaces and protocols. PX will match generation and load for those market participants (bidders) that choose to participate in its spot market and will set the market clearing price for energy purchased and sold.

PX will submit the balanced load and generation schedules that it develops to the Independent System Operator (see below) for its verification and acceptance from system reliability point of view. PX will then notify bidders of accepted schedules and provide settlement of the day-ahead and hour-ahead schedules and, finally, bill PX customers and administer payments to PX suppliers.

The existing IOUs in California must sell all their generation through the PX between the years of 1998 and 2002 and buy energy for their bundled retail customers (see below for the definition of bundled retail customers) from PX for the same time period.

3.3.1.3 SCHEDULING COORDINATOR (SC)

Scheduling Coordinators (SCs) are entities that will arrange for direct and bilateral energy transfer between energy suppliers and customers outside the spot energy market. Any customer in California, subject to proper protocols, will be able to deal directly with an energy supplier for provision of its energy needs (Direct Access Customer). Scheduling Coordinators provide the interface, directly or through a retailer (see below), for direct access customers to access energy supplies, based mainly on long-term contracts. The Transmission Owners and Utility Distribution Companies (UDCs) (see below for definitions) will provide "wire service" to direct access customers.

Scheduling Coordinators will comply with all provisions of the ISO operating protocols and tariff. This includes compliance with technical requirements, for example covering computer and communications systems, and the financial criteria necessary to cover the risk of late payment or default of certain payments to the ISO for settlement with other scheduling coordinators. In return all scheduling coordinators, including the PX, will be treated comparably by the ISO.

Scheduling Coordinators will perform the following mandatory functions: (1) coordinating schedules between energy suppliers (supply aggregators), direct access customers (retailers), other scheduling coordinators and traders; (2) settling with the ISO for imbalance energy, ancillary services and congestion charges; (3) providing preferred balanced schedules for deliveries into and out of the ISO controlled grid; (4) acting as the designated representative of generators; (5) responding to ISO changes in schedules to address overgeneration; (6) providing settlement quality meter data; and (7) settling with other parties on mutually agreed terms.

A prominent example of an SC in California is expected to be ENRON Corporation.



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3.3.1.4 CALIFORNIA INDEPENDENT SYSTEM OPERATOR (ISO)

The ISO in California is an independent entity that will operate the transmission system to ensure the integrity and "efficiency" of system operation. Specifically, the ISO will act as a super control area operator and will control the power dispatch and the transmission system. The ISO will own no transmission, generation, or distribution facilities and will have no financial interest in the energy market. All transmission services, whether through the PX or the SCs, or the existing contracts, will be provided and managed by the ISO on a non-discriminatory basis.

The ISO will coordinate the day-ahead and hour-ahead scheduling and balancing for all transmission grid users including the Power Exchange and the Scheduling Coordinators. It will also coordinate and schedule the maintenance of transmission system facilities. The ISO will procure the needed ancillary services and will manage the financial settlement between the actual and scheduled deliveries.

The ISO will meet all the North American Electricity Reliability Council (NERC) and Western System Coordinating Council (WSCC) reliability standards and will coordinate the "energy information exchange", e.g., the OASIS, in an open market. The ISO will post non-confidential information such as status of transmission facilities, projected transmission constrained paths and transmission losses for all transmission users.

In addition to its responsibilities as the control area operator, the ISO will have an active role in transmission planning, which will entail close coordination with transmission owners, transmission project sponsors, regional reliability organizations and other neighboring control areas.

3.3.1.5 TRANSMISSION OWNER (TO)

Also known as the grid company, Transmission Owners in California will own and operate the transmission "wires" (transmission facilities) in the State of California. The existing California IOUs are expected to be the main TOs. TOs will be responsible for maintenance of the transmission facilities in coordination with the ISO. They will also be responsible for construction of new transmission facilities in coordination with the ISO, the WSCC, Regional Transmission Groups (e.g., Western Regional Transmission Association - WRTA), and other market participants.

TOs will have no role or interest in managing the energy market in California except for provision of physical access to the transmission system. Their main source of income will be collection of transmission access charges from the users of the transmission grid. Transmission access charges will be charged to energy customers (collected through PX and SCs) based on the energy extracted from the transmission system. Transmission access charges will be determined on an annual basis and are fixed for the entire year. Transmission access charges will vary from one utility service territory to the next and are meant to cover the TO's annual transmission revenue requirement. Other sources of income for TOs will be wheeling charges and congestion fees that will be used to pay down the TOs' transmission revenue requirements.

3.3.1.6 UTILITY DISTRIBUTION COMPANY (UDC)

Also known as the Local Distribution Company (LDC), Regional Electricity Company
(REC), or the Load Serving Entity (LSE) in other parts of the world, the UDCs will own and operate the distribution



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system facilities ("wires") and connect all energy customers, whether direct access customers or bundled retail customers, to the distribution system. UDCs may also provide the essential retail customer services (such as meter reading) to their bundled retail customers and to some direct access customers.

One of the prime responsibilities of UDCs will be to operate and maintain distribution facilities, in accordance with applicable safety and reliability standards, regulatory requirements, applicable operating guidelines and prudent utility practices. The UDCs will inform the ISO and the TOs if their planned maintenance activities has a potential of impacting the ISO controlled grid. In the event of system emergency, the UDCs will comply with all directions from the ISO concerning the management and alleviation of the system emergency and will abide by the ISO system emergency protocols. The ISO will have the authority to direct a UDC to disconnect loads, if necessary, to avoid an imminent system emergency or allow the ISO to regain operational control over the ISO controlled grid during an actual system emergency.

The UDCs are expected to be the existing IOUs in California. They will procure energy from PX at spot market prices and supply their bundled retail customers and collect annually determined Performance Based Rates from these customers for the energy provided. They will also bear the cost of stranded investments of the existing IOUs and will collect for such costs from all energy customers, whether direct or bundled, via the Competitive Transition Charge (CTC) rate component.

3.3.1.7 RETAILERS

Also known as the Retail Marketers and Retail Aggregators, the retailer will be independent and registered entity that would sign up retail energy customers for provision of energy or customer services. Retailers could procure energy for their customers via the UDC, PX or the SCs.

3.3.1.8 ENERGY CUSTOMER (EC)

In California, any retail energy customer will have the right to receive service from the UDC at rates that change once a year based on a Performance Based Ratemaking mechanism. Such customers, called Bundled Retail Customers (BRCs), are expected to mainly consist of residential and small commercial customers; although small customers can band together through a retailer to attain all the necessary qualifications of a direct access customer (below).

Alternatively, subject to proper protocols, an energy customer may become a Direct Access Customer (DAC) and purchase energy directly via a Scheduling Coordinator or at spot prices from the PX. DACs are expected to mainly consist of large commercial and industrial customers.

3.3.1.9 ANCILLARY SERVICES PROVIDER (ASP)

Ancillary services for the California's energy market will consist of:

     o    Spinning Reserve

     o    Non-Spinning Reserve



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     o    Regulating Reserve

     o    Replacement Energy Reserve

     o    Supplemental Reactive Power

     o    Black Start


ASPs are expected to mainly consist of the same entities that will provide energy supplies. PX or Scheduling Coordinators may purchase all or part of their ancillary services needs directly from ASPs (self provision) or from the ISO. PX and ISO will procure the required spinning reserve, non-spinning reserve and regulating reserve ancillary services via daily and hourly competitive auctions and will procure their supplemental reactive power and black start ancillary services mainly via long-term competitive auctions. SCs can procure self provided ancillary services under any terms that are mutually agreeable between the SCs and ASPs. Finally, the ISO, will procure the needed supplemental energy reserve ancillary service through a "real-time" auction.

Regardless of the procurement mechanism, the ASPs must register their ancillary services bids through the PX or SCs. The PX and SCs will forward to the ISO all bids that they receive for ancillary services in accordance with the ISO tariff except for those bids that the PX or SCs have accepted in order to self-provide ancillary services.

3.3.2 INTERACTION AMONG MARKET PARTICIPANTS

Exhibits 3-14 and 3-15 schematically demonstrate interactions among various market participants in California restructured market. These interactions are mainly related to power system operations need.

Exhibit 3-16 presents the interactions among the same market participants in further detail by showing other aspects of market operation, namely, the flow of power and energy (shown with KW and KWH), energy related funds (shown with $), market related information (shown with i) and operating information and commands (shown with [TELEPHONE GRAPHIC]).




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                                  EXHIBIT 3-14

      OVERVIEW OF MARKET PARTICIPANTS INTERACTIONS FOR SYSTEM OPERATION IN

                    THE RESTRUCTURED CALIFORNIA ENERGY MARKET


                                    [CHART]




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                                  EXHIBIT 3-15

       INFORMATION EXCHANGE AMONG MARKET PARTICIPANTS IN THE RESTRUCTURED

                            CALIFORNIA ENERGY MARKET

                                    [CHART]




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                                  EXHIBIT 3-16

 PHYSICAL MONITORY AND INFORMATION FLOW AMONG MARKET PARTICIPANTS IN CALIFORNIA

                                  ENERGY MARKET

                                    [CHART]




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4. IMPACT ON POWER SYSTEM PLANNING

In this chapter we describe the impact of restructuring on power system planning by comparing the players, paradigms, procedures, tools and accountability for power system planning in the traditional and the emerging energy market structures. We will go through this exercise for each segment of utility market, namely, generation, transmission and distribution planning. When referring to traditional energy markets, we imply vertically integrated, fully regulated utility companies with obligation to serve and a guaranteed rate of return on "prudent" investment.

4.1 PLANNING IN THE EMERGING ENERGY MARKETS

Exhibit 4-1 compares the main aspects of power system planning for the traditional and emerging energy market structures. This exhibit is self explanatory and is meant as a preamble to presentation of planning for individual segments of electrical energy markets.

Perhaps the most prominent conclusion that can be drawn from the comparison presented in Exhibit 4-1 is that the focus in planning will, in general, shift from long-term reliability of service to short-term "profitability" of market participants. Experience in some restructured energy markets, particularly in South America, has shown that such short-term focus on profitability can result in resource shortages or excesses. However, the regulators can intervene in the process (as they have done on several occasions), to the extent that they can, by tying profitability of market participants to the reliability of service and mitigate swings in supply availability.

Hence, the question of resource adequacy in the emerging electrical energy markets will be highly dependent on whether or not the new utility structures include an entity (or mechanism) responsible for producing the correct economic signals for investment. For example, in a pool structure, the pool may be assigned such a role and engage in long-term agreements with generators and distribution companies. In general, however, the question of ensuring adequate supply will probably be addressed by a combination of regulatory directives and rules, together with the suppliers, the grid company (operator) and the LDCs forming some form of a cooperative to ensure adequate communication of the future needs and plans of all participants.


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                                   EXHIBIT 4-1

       PLANNING IN THE TRADITIONAL AND EMERGING ELECTRICAL ENERGY MARKETS

 PLANNING ASPECT                    TRADITIONAL ENERGY MARKETS                              EMERGING ENERGY MARKETS
 ---------------                    --------------------------                              -----------------------

MARKET PLAYERS       Regulators; Utility Company; IPPS/QFs, Energy Customers   Energy Suppliers & Marketers; Load Aggregators;
                     and their advocates.                                      the ISO; Transmission Owners; Energy Customers and
                                                                               their retailers; Regulators, Bankers/investors, Etc.

PARADIGM             Central planning based on long-term supply reliability.   Highly decentralized investment decision making by
                     Minimize cost of service. Obligation to serve. Special    many players based on their individual objectives.
                     attention to environmental and other social concerns.     Short-term focus on investment cost recovery.
                     Lengthy and formal conflict resolution processes.         Focus on cash flow and corporate earnings. Quick
                                                                               turn-around. Codified and shorter conflict
                                                                               resolution.

PROCEDURES           Forecast capacity requirements/needs. Select and          Study profitability of a particular resource
                     acquire resources based on least cost. Disjoint planning  addition based on forecast of markets. Study
                     of generation, transmission and distribution              improvement of existing assets first. Consider
                     (integrated resource planning often only in theory).      brokering rather than investing. Planning of
                                                                               individual components (generation, transmission,
                                                                               distribution) will account for the influence of
                                                                               other components (de facto integrated planning).

TOOLS AND METHODS    Probabilistic "chronological" production costing tools    Multi-objective stochastic optimization with
                     for generation planning. Deterministic transmission       adequate representation of all utility system
                     analysis models for transmission planning. "Back of the   components and all possible uncertainties; market
                     envelop" analysis for distribution planning. Load         gaming strategy analysis; simplified models for
                     forecasting with varying degrees of sophistication for    small investments; etc.
                     all three segments of the market.

OVERSIGHT            Federal and state regulation on expansion, access, and    Varying degrees of oversight for different
                     rates. Legislatures have backup had roles. Bodies         segments of the utility market. Regulators' main
                     representing market participants play a crucial role.     goal is to ensure healthy market operation and are
                                                                               expected to intervene if market power surfaces.


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4.2 GENERATION PLANNING IN THE EMERGING ENERGY MARKETS

The unbundling of generation, transmission and distribution will alter the nature of the traditional planning approaches used by the vertically integrated utility. The largest effect will be the result of the free market for generation. Essentially, the generation market will consist of a large number of independent producers and unregulated utility affiliates who will provide the supply under free market investment and risk rules. They will compete for capital with other investments and it is likely that long-term supply contracts (in addition to short-term contracts) will be an essential feature for the industry.

Exhibit 4-2 compares the main aspects of generation planning in the traditional and emerging energy market structures. Many similarities to the results presented in Exhibit 4-1 should be expected and can be observed. Here again the main conclusion is the shift in focus away from long-term reliability of service towards short-term "profitability" of market participants and shift in process away from central planning to decentralized modular planning.



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                                  EXHIBIT 4-2.

  GENERATION PLANNING IN THE TRADITIONAL AND EMERGING ELECTRICAL ENERGY MARKETS

 PLANNING ASPECT                 TRADITIONAL ENERGY MARKETS                                EMERGING ENERGY MARKETS
 ---------------                 --------------------------                                -----------------------

MARKET PLAYERS          Regulators; Utility Company; IPPS/QFs, Energy             Resource developers (could be anyone except as
                        Customers and their advocates.                            specifically precluded); Supply Marketers; Load
                                                                                  Aggregators; Local Distribution Companies, the
                                                                                  ISO, Regulators.

PARADIGM                Central planning based on long-term supply                Highly decentralized investment decision making
                        reliability. Obligation to serve. Special                 based on the short-run profitability of the
                        attention to environmental concerns. and DSM              resource development.
                        projects.

PROCEDURES              Long-term probabilistic analysis of resource              Study profitability of a particular resource
                        adequacy to meet future load growth.                      addition based on its size, in-service date and
                                                                                  location. Study would include risk analysis in
                                                                                  face of numerous uncertainties. Resource
                                                                                  developers will emphasize factors such as,
                                                                                  improvement of existing assets, long-term sales
                                                                                  contracts, long-term stable fuel prices, minimum
                                                                                  duration of investment cost recovery (minimize
                                                                                  lead time, use of small modular technologies,
                                                                                  ensure high availability when supplies are most
                                                                                  valued, allow for provision of A/S, resource
                                                                                  location where there are supply shortages due to
                                                                                  transmission congestion, etc.), brokering rather
                                                                                  than investing. Rely on transmission price
                                                                                  signals.

TOOLS AND METHODS       Probabilistic production costing with                     Multi-objective stochastic optimization with
                        no/minimal accounting of the transmission and             adequate representation of the transmission system
                        distribution system impact.                               and its bottlenecks as well as all possible
                                                                                  sources uncertainty; market gaming strategy
                                                                                  analysis; simplified models may be preferable for
                                                                                  small investments; etc.

OVERSIGHT               Federal and state regulation on expansion and             Minimal oversight unless market power surfaces.
                        rates. Legislatures have had backup roles. Bodies         Some form of regulation will be imposed with the
                        representing market participants play a crucial           goal of ensuring healthy market operation by
                        role.                                                     developing reference plans, designing tariffs to
                                                                                  encourage ample supplies where needed (e.g.,
                                                                                  locationally and temporally sensitive tariffs for
                                                                                  transmission and supplies), encouraging (even
                                                                                  mandating) limited ownership.


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4.3 TRANSMISSION PLANNING IN THE EMERGING ENERGY MARKETS

The expansion of the transmission network will ideally require that the grid company or some similar agency provide locational pricing, congestion pricing and long term and short term marginal costs to guide expansion decisions. The expansion of the transmission network is expected to be coordinated within each region. The entity responsible for the building of the new facilities could be the grid company, a regional transmission group or any independent entity.

An important consideration in planning and investment decisions in the new utility environment is the need to adopt a new approach for transmission planning. While fundamentals such as load forecasting will not change, load forecasts may need to be developed by the local distribution companies and communicated to the transmission grid planners. Moreover, long-term bilateral transactions play an important role. Forecasting the location of the resource where the load is to be supplied from is as important as forecasting the load itself.

Since the operation of the transmission system is expected to remain as a monopoly and regulated, it is expected that there will provisions for a transmission planning role in the restructured markets as well. However, this role is expected to be played collectively by several organizations/institutions. Institutions that are expected to be involved in transmission planning include the regulators, the ISO, transmission owner/operator, energy suppliers, energy marketers, local distribution companies and direct access customers. Each of these institutions will advocate their own objectives when planning transmission expansion.

Transmission planners in the new markets are expected to use many of the historical transmission planning techniques, albeit with modifications. Techniques such as power flow, optimal power flow and transient stability models will continue to be used. However, many of these models are expected to use probabilistic techniques to account for the many uncertainties that the transmission planner will be facing in the emerging markets. Noteworthy uncertainties include:

     o Lack of information on future resources (in-service date, size, location, technologies, availabilities)

     o    Insufficient and fragmented information on future load growth

     o    Stronger environmental barriers to transmission expansion

     o    Uncertainty of recovering investment costs

     o No incentive to trade operating and investment costs, as these are borne by different business entities

     o    Increased and uncertain "loop flows"

     o    Daily variation in load and resource portfolios

     o    Complex transmission rights including resell rights

     o    Conflicting federal and state regulatory oversights and goals


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Transmission system has often been modeled in a deterministic and scenario oriented manner (single or double contingency criteria). The deterministic approach does not explicitly take into account the probability of failure of the transmission component and the related value of service to the customers. In the new utility environment, the investors would be hesitant to overbuild the transmission system to withstand low probability events. In fact, the criteria presently used for evaluating the reliability of the transmission systems is expected to be re-examined.

With the transmission open access, more simultaneous transactions are expected to be going across the transmission network. The task of keeping track of these transactions will be very challenging. New techniques will have to be developed to evaluate and monitor the impacts of these transfers through the utility transmission network and their impacts on network reliability.

Exhibit 4-3 presents a comparison of transmission planning in traditional and emerging energy market structures.


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                                  EXHIBIT 4-3.

 TRANSMISSION PLANNING IN THE TRADITIONAL AND EMERGING ELECTRICAL ENERGY MARKETS


   PLANNING ASPECT                TRADITIONAL ENERGY MARKETS                              EMERGING ENERGY MARKETS
   ---------------                --------------------------                              -----------------------
MARKET PLAYERS          Regulators; Utility Company.                           The ISO; Transmission Owners; Energy Suppliers;
                                                                               Energy Marketers; Local Distribution Companies; Load
                                                                               Aggregators & Energy Customers; Regulators, Regional
                                                                               Transmission Groups.

PARADIGM                Central planning based on long-term deterministic      Partially decentralized decision making process by
                        supply reliability.  Minimize cost of service.         several players mainly in response to ongoing
                        Obligation to serve.  Reaction to load and supply      problems. Emphasis on regional solutions. Emphasize
                        additions.  Single utility solution.  Indiscriminate   fully sponsored expansion projects. Allocate new
                        revenue collection.                                    investment costs to market players based on cost
                                                                               causation. Emphasis on value versus reliability.

PROCEDURES              Study future operating scenarios in light of           Identify recurring operating
                        load/supply additions.  Identify potential operating   constraints/congestions. Each market player may
                        problems and costs.  Identify multiple relief          propose/advocate its specific solution, some based
                        solutions based on planner's experience.  Study        on procedures currently in use. Study expansion
                        individual solutions and select the most cost          options proposed by various market players. Select
                        effective one.                                         the best option based on balance of reliability and
                                                                               value, regional desirability, willingness of market
                                                                               players to pay for expansion. Deploy technologies
                                                                               that would control flows.

TOOLS AND METHODS       Deterministic transmission analysis models for         Chronological and stochastic analysis of
                        transmission planning (power flow, short circuit       transmission system operation with representation of
                        analysis, transient stability, etc.).  Single          all possible uncertainties. Heavy emphasis on
                        scenario analysis.  Poor regional load forecasting     "optimal operation analysis" tools (e.g., OPF) in
                        capabilities.                                          order to reduce reliance on planners judgment.
                                                                               Account for bilateral contracts. Account for complex
                                                                               transmission rights and complex control mechanisms.
                                                                               Account for substantially larger transmission
                                                                               networks (10000 nodes or more). Account for high
                                                                               penetration of distributed generation using new
                                                                               technologies.

OVERSIGHT               Federal and state regulation on transmission           Oversight on open access to become more stringent.
                                                                               Oversight for investment and expansion, access, and
                                                                               rates. expansion not clear. Regulators will attempt
                                                                               to achieve their goal of ensuring addition of all
                                                                               needed facilities by designing transmission tariffs
                                                                               that encourage economic location of loads and
                                                                               resources, reduction of operating costs, and
                                                                               allocation of transmission costs based on cost
                                                                               causation.


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4.4 DISTRIBUTION PLANNING IN THE EMERGING ENERGY MARKETS

Since distribution "wire" service is expected to see the least structural change, it may be conjectured that distribution planning will also face the least change. Local distribution companies are expected to remain more or less intact under the same overall structure and regulatory oversight.

However, distribution planners will need to cope with new realities mainly due to the presence of direct access retail customers, penetration of small modular generators onto distribution feeders and different rules for ratemaking. Direct access customers translate into uncertainty about the location, amount, consumption patterns and "quality" of loads belonging to direct access customers (particularly the new ones). Distributed generation will bring with itself the uncertainty about power flow directions and magnitudes. Furthermore, the proliferation of distributed generation using non-traditional technologies and special loads with high harmonic contents are expected to add serious challenge for distribution planners trying to ensure long-term power quality of the distribution systems.

Retail service offerings which are expected to go through fundamental changes will also introduce additional challenges for distribution system planning. Some potential retail service offerings will force the distribution system to be used in ways for which they are not designed. For example, special high reliability service offerings to a "sensitive" energy customer may require frequent switching of the distribution feeder which would require planning for specialized automatic switches and dynamic load transfers.

The utility distribution companies will face intense competition from new entrants into the market. They will experience greater demand from their customers for expanded and faster services. The distribution customers will be differentiated according to the quality and level of services they demand. The distribution companies, as load serving entities, will expand the range of their products and services. The distribution infrastructure and right of way will be planned not only to provide energy to the end consumer, but also to provide a variety of information and communication services.

Exhibit 4-4 presents a comparison of distribution planning in traditional and emerging energy market structures.


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                                  EXHIBIT 4-4.
DISTRIBUTION PLANNING IN THE TRADITIONAL AND EMERGING ELECTRICAL ENERGY MARKETS



PLANNING ASPECT              TRADITIONAL ENERGY MARKETS                                EMERGING ENERGY MARKETS
---------------              --------------------------                                -----------------------

MARKET PLAYERS        Regulators; Utility Company.                              Regulators, Local Distribution Company, Load
                                                                                Aggregators.

PARADIGM              Meeting future load growth at distribution level.         Meeting future load or supply growth at
                      Minimizing cost of service.  Obligation to serve. Rely    distribution level with full consideration of PBR
                      on capacity addition at substation or feeder level.       mechanism. Minimizing cost of service for bundled
                                                                                retail customers. Obligation to connect all
                                                                                customers. Trade off between capacity expansion
                                                                                and use of distributed generation, DSM or new
                                                                                technologies such as dynamic load transfer.
                                                                                Development of infrastructures to provide
                                                                                information and/or communication services.

PROCEDURES            Project load growth along radial feeders (usually         Identify recurring operating problems. Identify
                      linear regression).  Identify potential capacity needs    potential expansion project(s). Study distribution
                      (not operating problems, per se).  Identify multiple      expansion options vis-a-vis addition of
                      relief solutions based on planner's experience.  Study    distributed generation, DSM or new technologies
                      individual solutions and select the most cost effective   such as dynamic load transfer. Weigh the added
                      one.                                                      reliability of the solution versus additional rate
                                                                                allowance under PBR for improved reliability.
                                                                                Consider provision of information and
                                                                                communication services.

TOOLS AND METHODS     Mainly back of the envelope analysis.  Primitive load     Use computer aided tools. Add capability to
                      forecasting techniques (linear regression).  Some power   account for alternative solutions such as
                      flow and short circuit analysis capabilities.             distributed generation, DSM or new technologies
                                                                                such as dynamic load transfer to existing tools.
                                                                                Account for uncertainties. Account for cost of
                                                                                reliability gained and PBR based revenue gains.
                                                                                Account for competitive advantages based on the
                                                                                development of information infrastructure and
                                                                                systems.

OVERSIGHT             State regulation on distribution expansion, access, and   State regulation on distribution expansion,
                      rates.                                                    access, and rates. Oversight on connection of
                                                                                customers likely to become more stringent. PBR
                                                                                based rates will be instituted.


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4.5 POWER SYSTEM PLANNING IN CALIFORNIA'S EMERGING ENERGY MARKET


In general, expansion planning for all segments of electrical energy market in California will be decentralized and left to market participants. However, there will be a backstop process in order to discourage or prevent long-term capacity shortages due to the inaction of market participants.


In this section we will discuss generation and transmission planning protocols planned for California's restructured energy market. It must be noted that this presentation will only cover the planning protocols as they are conceived at present, and may not correspond to the actual future market behavior.

4.5.1 GENERATION PLANNING IN CALIFORNIA'S EMERGING ENERGY MARKET


Generation planning will be fully decentralized and left to market forces. Market participants will make their investment decisions based only on their own needs by taking into account, among others, the following factors:

     o    minimum lead time

     o    use of small modular technologies

     o    ensure high availability when supplies are most valued

     o    allow for provision of ancillary services

     o locate where there are resource shortages due to transmission congestion by relying on transmission price signals


The backstop process for generation planning will work as follows:


The ISO will collect from Scheduling Coordinators (including the PX) the forecast weekly peak demand on the ISO controlled grid and compare the forecast peak demand with the Scheduling Coordinators' forecast generation capacity. These collated forecasts are expected to cover a period of twelve months (on a rolling basis) and be posted on the public information network.


If the collated forecasts show that the applicable WSCC/NERC reliability criteria can be met during peak load periods, then the ISO shall take no further action. However, if the collated forecasts show that the applicable WSCC/NERC reliability criteria cannot be met during peak load periods, then the ISO shall facilitate the development of "market mechanisms" to bring the peak periods into compliance with the applicable reliability criteria. The ISO will solicit bids for load curtailment contracts giving the ISO the right to reduce the loads of those parties that win the contracts when there is insufficient generation capacity to satisfy those loads in addition to all other loads. The contracts will provide that the ISO's curtailment rights can only be exercised after all available generation capacity has been fully utilized, and the curtailment rights will not be exercised to stabilize or otherwise influence prices for power in the energy markets.


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If, after receiving all curtailment bids, the ISO is still unable to comply with the applicable reliability criteria, the ISO will take any steps that it considers to be necessary to ensure compliance, including the negotiation of contracts through processes other than competitive solicitations.

The ISO may, in addition to the required annual forecast, publish a forecast of the peak loads and generation resources for two additional years. This forecast would be for information purposes to allow market participants to take appropriate steps to satisfy the applicable reliability criteria.

4.5.2 TRANSMISSION PLANNING IN CALIFORNIA'S EMERGING ENERGY MARKET

In this section we will discuss the steps prescribed for transmission planning in California's emerging energy market.

4.5.2.1 STEP 1: DETERMINATION OF TRANSMISSION EXPANSION NEEDS

The ISO, a Transmission Owner (TO), or any other market participant may determine the need for, and propose a transmission system addition. A transmission addition or upgrade is deemed to be needed where it would promote economic efficiency or maintain system reliability as defined below.

Economically driven projects could fall in one of the following categories:

     o Transmission addition or upgrade projects that their sponsor, other than the TO, commits (and is able) to pay the full cost of the project.

     o Transmission addition or upgrade projects that are claimed to be economically beneficial by the ISO or by the project sponsor, but that the project sponsor is unwilling to commit to pay the full cost of the addition or upgrade. Such projects will be considered to be promoting economic efficiency if the economic benefits of the proposed transmission additions or upgrades would exceed their costs; the pricing methodology used for the transmission projects would, to the extent practicable, assign their costs to their beneficiaries in proportion to their net benefits; and no market participant or the ISO disputes the project.

     o Transmission addition or upgrades projects in the category above that are disputed by any market participant or the ISO will go through a dispute resolution process before being considered as promoting economic efficiency.

Reliability driven projects are determined as follows:

     o The ISO or the TO, in coordination with the ISO and market participants, through the coordinated planning processes for California, WSCC and the relevant RTGs, will identify the need for any transmission additions or upgrades required to ensure system reliability. In making this determination, the TO and the ISO will consider lower cost alternatives to the construction of transmission additions or upgrades, such as acceleration or expansion of existing projects, demand-side management, remedial action schemes, interruptible loads or reactive support.


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     o    The TO will perform the necessary studies or provide information to the ISO or any market participant as part of the coordinated planning process to enable them to perform the necessary studies and to determine the facilities needed to meet all applicable reliability criteria.

4.5.2.2 STEP 2: TRANSMISSION PLANNING AND COORDINATION

The ISO will actively participate with each TO and the other market participants in the ISO controlled grid planning process. Each TO will develop annually a transmission expansion plan covering a minimum five-year planning horizon for its portion of the ISO controlled grid. The TO will coordinate with the ISO and other market participants in the development of the plan. The TO will be responsible for ensuring that its transmission plan meets all applicable reliability criteria.

The ISO will review the TOs' transmission expansion plans and projects to ensure that each TO's expansion plans meet the applicable reliability criteria. The TO will provide the necessary assistance and information as part of the coordinated planning process to the ISO to enable it to carry out its own studies for these purposes. If the ISO finds that the TO's plan or projects do not meet the reliability criteria, the ISO will provide comments on the plans, and the TO will reassess its plans, as appropriate. The ISO may also propose new projects or suggest project changes (e.g., timing, project size) for consideration by the TO. Changes or additions made by the ISO and accepted by the TO will be included in the TO's expansion plan.

4.5.2.3 STEP 3: STUDIES TO DETERMINE FACILITIES TO BE CONSTRUCTED

If a TO is obligated to construct or expand facilities or if the ISO or any market participant requests that a facility study be carried out, the TO (in coordination with the ISO or the relevant market participants as the case may require), will perform studies or provide information to the ISO or the relevant market participant to enable it to perform studies.

4.5.2.4 STEP 4: OPERATIONAL REVIEW OF THE TRANSMISSION EXPANSION PROJECTS

The ISO will perform an operational review of all transmission expansion projects to ensure that the facilities being proposed provide for acceptable operating flexibility and meet all its requirements for proper integration with the ISO controlled grid. If the ISO finds that such facilities do not provide for acceptable operating flexibility or do not adequately integrate with the ISO controlled grid, the TO will reassess its determination of the facilities required to be constructed.

4.5.2.5 STEP 5: STATE AND LOCAL APPROVAL AND PROPERTY RIGHTS

The TO will be obligated to make a good faith effort to obtain all approvals and property rights under applicable Federal, State and local laws that are necessary to complete the construction of transmission additions or upgrades required to be constructed.


If the TO cannot secure any such necessary approvals or property rights and consequently is unable to construct a transmission addition or upgrade, it will promptly notify the ISO and the project sponsor to convene a technical meeting to evaluate alternative proposals. The ISO will take such action as it


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reasonably considers appropriate, in coordination with the TO, the project sponsor and other market participants, to facilitate the development and evaluation of alternative proposals.

If a third party can obtain all approvals and property rights to complete the construction of transmission additions or upgrades, the ISO may confer on such third party the right to build the transmission addition or upgrade which a TO has decided not to proceed with or has unreasonably delayed.

4.5.2.6 STEP 6: WSCC AND RTG COORDINATION

The project sponsor will have the responsibility for completing any applicable WSCC or RTG regional coordination and rating study requirements to ensure that a proposed transmission addition or upgrade meets regional planning requirements. The project sponsor may request the TO to perform this coordination on its behalf and at its expense.

4.5.2.7 STEP 7: COST RESPONSIBILITY FOR TRANSMISSION EXPANSIONS OR UPGRADES

Cost responsibility for transmission additions or upgrades constructed will be determined as follows:

     o If the project sponsor commits to pay the full cost of a transmission addition or upgrade, the full costs will be borne by the project sponsor.

     o If the need for a transmission addition or upgrade is determined by the ISO or as a result of the ISO dispute resolution process, the costs will be allocated to the beneficiaries, in the approximate relative proportions by which they benefit from the project.

     o If specific beneficiaries cannot be reasonably identified, then the cost of the transmission addition or upgrade borne by that TO will be reflected in its access charge.

4.5.2.8 STEP 8: OWNERSHIP OF AND ACCESS TO EXPANSION FACILITIES

All transmission additions and upgrades constructed will form part of the ISO controlled grid and will be operated and maintained by an appropriate TO. A TO which owns or operates transmission additions and upgrades will provide access to them to all market participants.


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5. IMPACT ON POWER SYSTEM OPERATIONS

Profound changes are expected in the operation of the power system in the emerging market structures. The magnitude of these changes can be best understood by the fact that completely new institutions (e.g., the power exchanges, the pool operators, the ISOs) independent from the existing utilities are being created to manage and oversee power system operation.


In this section we will discuss the impact of utility system restructuring on power system operation much in the same fashion that we discussed the impact on system planning. Our focus will be solely on the operation of the bulk power system (not the distribution operation).

5.1 ELEMENTS OF POWER SYSTEM OPERATION

Power system operation consist of three main elements:

     1.   Real-time system operation

     2.   Operation scheduling (or planning)

     3.   Financial settlement

In the following, we will discuss the broad impact of utility industry restructuring on these three elements of power system operation.

5.2 REAL-TIME SYSTEM OPERATION IN THE EMERGING ENERGY MARKETS

Among the three operational areas mentioned above, real-time operation of the power system is expected to experience fewer changes from that of the traditional energy markets, even in those cases where a new institution such as the ISO will be operating the system. This is specially true for operation under emergency conditions.

Detailed discussion of real-time operation will depend on specific operating structures and practices, and is outside the scope of this report. Exhibit 5-1 presents the broad functional representation of real-time operations in the emerging market structures. A brief description of the steps involved in real-time system operation are as follows:

     o STEP 1: Acquisition of real-time data on system operation and "static" information on market participants and facilities.

     o STEP 2: Estimation of a consistent and accurate picture of the power system operating condition.

     o STEP 3: Economic dispatch analysis to update generation dispatch in response to load or other system changes. This analysis will adjust generation base points based on real-time telemetered changes and events in the power system.


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     o    STEP 4: On-line "power system optimization" process to determine the
          "appropriate" dispatch of all system resources and controls (energy supplies and demands, ancillary services, transmission control, etc.) to ensure security and efficiency of system operation under its existing operating condition; also to determine "binding constraints" and penalty factors for economic dispatch analysis. All dispatchable resources and controls (subject to their constraints), including curtailment of supplies, loads, bilateral transactions, and ancillary services are included in this dispatch. The power system optimization process can also evaluate real-time Available Transfer Capabilities
          (ATCs), where applicable.

     o STEP 5: On-line voltage security assessment to verify that power system operation is secure from voltage stability standpoint. If insecurity is detected, this process should calculate and send an updated set of power system operating constraints to the power system optimization process for that process to update the dispatch of all system resources and controls.

     o STEP 6: On-line dynamic security assessment to verify that the transitory operation of the power system is secure. If insecurity is detected, this process should calculate and send an updated set of power system operating constraints to the power system optimization process for that process to update the dispatch of all system resources and controls.

     o STEP 7: A conventional AGC that monitors the deviation of frequency from standard (reference frequency) and the deviation of net interchange from its schedule. Frequency, and frequency deviation measurements, are well known technologies; the schedule of net interchange for each control area must be calculated knowing the total load in a control area, and the net generation in the control area. Generator set points and participation factors are used along with the control error signal to keep frequency at its reference value, keep net interchange on its schedule and active transmission limits within their bounds at all times.

     o STEP 8: Calculation of "locational" marginal costs based on the actual system operation to assist with the ex-post pricing and settlement of energy supplies and services.

     o STEP 9: Posting of information related to real-time system operation (including locational marginal costs) on the Public Information System (e.g., the OASIS). Each piece of information must be properly "encoded" for access by a specific participant (private information), or all market participants (public information).


Note that while the steps involved for real-time operations in the restructured industry seem by and large to be the same as those of a modern control center in a vertically integrated utility, there are important differences in the system operation paradigm. This shift in paradigm is mainly related to the importance of following pre-determined operating schedules to the maximum extent possible and in the use of "power system optimization" process for dispatching all system resources and supplies in a coordinated and "optimal" manner. In fact this shift in paradigm is expected to bring about an integration of on-line power system optimization and economic dispatch functions to better coordinate and "optimize" the dispatch results. Exhibit 5-2 compares the major aspects of real-time operation in the traditional and emerging energy market structures.


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                                   EXHIBIT 5-1
             FUNCTIONAL REPRESENTATION OF REAL-TIME SYSTEM OPERATION
                           IN EMERGING ENERGY MARKETS



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                                  EXHIBIT 5-2.

 REAL-TIME OPERATION IN THE TRADITIONAL AND EMERGING ELECTRICAL ENERGY MARKETS

PLANNING ASPECT              TRADITIONAL ENERGY MARKETS                                EMERGING ENERGY MARKETS
---------------              --------------------------                                -----------------------
MARKET PARTICIPANTS     Utility Company, IPPs.                                 The ISO, Energy Suppliers, Ancillary Services
                                                                               Providers, Local Distribution Companies,
                                                                               Transmission Owners, large or aggregated Energy
                                                                               Customers.

PARADIGM                Maintaining the security of power system operation     Maintaining the security of power system operation
                        at all cost.  Operation based on broad operating       in balance with efficiency of the energy market.
                        schedules developed internally based on generators     Strict adherence to cost of system operation based
                        operating costs and judgment of operations             on energy price bids. Operation of facilities not
                        planners.  Operator in full control during system      owned by the "operator". Disjoint dispatch of
                        emergencies.  Closed door operation.  Heavy reliance   resources for energy and ancillary services
                        on local control of generation and transmission        provisions. Closely follow operating schedules
                        facilities.                                            determined based on the input of all market
                                                                               participants and "optimization" algorithms.
                                                                               Operator in full control during system
                                                                               emergencies. Meticulous logging/recording of all
                                                                               operating decisions. Open door operation. Heavy
                                                                               reliance on coordinated control of generation and
                                                                               transmission facilities. Ex-post marginal cost and
                                                                               price evaluation.

PROCEDURES              Broadly follow operating schedules developed by the    Start with and follow the strict schedules
                        utility's operations planners.  Log operating          developed through formal protocols and interaction
                        decisions.  Make changes in system operation as        between the system operator and various market
                        necessary based on best judgment.  AGC signal mainly   participants. AGC signal mainly from Economic
                        from ACE.                                              Dispatch.

TOOLS AND METHODS       SCADA for monitoring.  AGC.  Limited use of the EMS    "Fully" operational SCADA/EMS using real-time
                        analytical functions, where available.  Mainly         "optimization" tools, with full representation of
                        procedures and guidelines rather than analytical       all power system components, e.g., OPF based
                        tools and methods.                                     Economic Dispatch. Analytical tools to evaluate
                                                                               system operating costs. Reliance on technologies
                                                                               to control power flows. Marginal costing models.
                                                                               Market publishing tools.

OVERSIGHT               Federal and state regulators for operating             Mainly federal oversight with input from all
                        guidelines and practices. Regulators intervention      market participants. Strict procedures for audit
                        limited to review of "controversial" operating         of system operation by all market participants
                        decisions.                                             (whose financial viability depends on the
                                                                               results). Codified dispute resolution process.



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5.3 OPERATIONS PLANNING IN THE EMERGING ENERGY MARKETS

Traditionally operations planning deals with commitment and scheduling of generating units and transactions for the next few hours to a few weeks into the future. With unbundled transmission services, there is a need to also schedule transmission services explicitly. These include scheduling and costing of ancillary services (spinning reserves, regulating reserves, reactive reserves, etc.) as well as transmission system availability.

Operations planning will see the biggest change in the restructures utility industry. Traditionally, operations planning has been a "back room" internal function of the utilities where operations planners have determined "loose" schedules mainly for energy supplies (generators) and net interchanges based on disjoint unit commitment and network studies. Also determined through operations planning process, have been the operating nomograms.

In the restructured utility industry, operations planning (or perhaps better termed, "operations scheduling") will turn into an open process with participation by many market participants. The process will be used to determine "tight" schedules for all system resources and controls. System resources and controls considered here include:

     o    all energy supplies and loads;

     o    bilateral transaction levels;

     o    ancillary services;

     o    curtailable loads and transactions; and

     o    transmission control settings.


For the emerging energy markets, operation schedules for a specific time interval are often developed through multiple scheduling processes. Often there is a day-ahead process in which a set of schedules are developed for system resources and controls for each hour of the next day based on interaction between the system operator and market participants based on "day-ahead bids" by the market participants. Then there is the hour-ahead process whereby hourly schedules are updated based on hour-ahead bids from market participants. Finally, occasionally there are "last-minute scheduling refinements" based on supplemental energy bids by some market participants.


Exhibit 5-3 presents a functional representation of power system operations planning process. This process is by and large valid for day-ahead, hour-ahead and last-minute scheduling processes. The general steps involved in operations scheduling in the restructured utility industry is expected to include:

     o STEP 1: Collection and validation of market data such as prices, magnitudes and operating limits for energy and ancillary services supplies from market participants.

     o STEP 2: Unit commitment process to determine the supply and load schedules for the scheduling period while accommodating the bilateral transaction schedules. This process usually ignores the detailed security concerns of the transmission system.



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     o    STEP 3: "Power system optimization" process to determine the dispatch of all dispatchable system resources and controls for the individual time intervals of the scheduling time period (e.g., each hour of the next day). This process would verify the security and efficiency of power system operation for each of the time intervals as determined by the unit commitment process (step 2). If insecurity is detected, the process would redispatch system resources and controls for the specific time interval being studied. The redispatch requirements may be shared with market participants to allow them to revise schedules. If so, the process will restart from Step 1 based on new information from market participants. This step is also known as the "congestion management" process.

     o STEP 4: Voltage security assessment to verify that the operation of the power system will remain secure from voltage stability standpoint for each time interval of the scheduling time period. If insecurity is detected, the process should dispatch additional resources to alleviate voltage security concerns, or alternatively determine new operating constraints for use by the power system optimization process.

     o STEP 5: Dynamic security assessment to verify that transitory operation of the power system will be secure for each time interval of the scheduling time period. If insecurity is detected, the application would attempt to dispatch additional resources to make power system operation secure. If power system operation remains insecure, this process should identify new operating constraints for use by the power system optimization process.

     o STEP 6: Calculation of "locational" marginal costs based on the scheduled system operation to allow ex-ante pricing and settlement of energy supplies and services.

     o STEP 7: Posting of scheduling related information (including locational marginal costs) on the Public Information System (e.g., the OASIS). Each piece of information should be properly "encoded" for access by a limited number or all market participants.


Note that while the steps involved for operations scheduling in the restructured industry is by and large the same as those used by a more advanced vertically integrated utility, the main difference comes from the fundamental shift in operation planning paradigm. This shift in paradigm is reflected in formal and "strong" interaction with market participants when determining operating schedules and the in the use of a "power system optimization" process to dispatch all system resources and supplies in a coordinated and optimum manner. In fact, this shift in paradigm will propel the industry to integrate the power system optimization capability and the unit commitment function for results that are better coordinated and "optimized". Another important factor to remember is that depending on the market rules, and regulatory directives, the objective function used in the unit commitment algorithm may be different. For example, if all generators receive the market clearing price rather than their bid price, the objective function must minimize the marginal price rather than the sum of bid prices.



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                                   EXHIBIT 5-3
                FUNCTIONAL REPRESENTATION OF OPERATIONS PLANNING
                           IN EMERGING ENERGY MARKETS


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                                   EXHIBIT 5-4
      POTENTIAL CONFIGURATION OF THE UNIT COMMITMENT PROCESS TO ACCOUNT FOR
                            TRANSMISSION CONSTRAINTS


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                                  EXHIBIT 5-5.
 OPERATIONS SCHEDULING IN THE TRADITIONAL AND EMERGING ELECTRICAL ENERGY MARKETS


PLANNING ASPECT         TRADITIONAL ENERGY MARKETS                                     EMERGING ENERGY MARKETS
---------------         --------------------------                                     -----------------------
MARKET             Utility Company.                                             The ISO, Energy Suppliers, Ancillary Services
PARTICIPANTS                                                                    Providers, Scheduling Coordinators, Power Market
                                                                                Administrator (if separate), Local Distribution
                                                                                Companies, Transmission Owners, large or
                                                                                aggregated Energy Customers.

PARADIGM           Ensuring security and efficiency of power system             Ensuring the security of power system operation in
                   operation. Closed door operation with heavy                  balance with efficiency of the energy market and
                   reliance on the judgment of operations planners              economic viability of market participants. Open
                   and numerous off-line network studies. Little or             door operation with formal and strong interactions
                   no faith in formal unit commitment functions.                with market participants when determining
                                                                                operations schedules. Strict adherence to cost of
                                                                                system operation (or reduction of market clearing
                                                                                price) based on price bids for energy and other
                                                                                services. Reliance on coordinated control of
                                                                                generation and transmission facilities. Reliance
                                                                                on formal & optimized scheduling and dispatch
                                                                                models. Ex-ante marginal cost and price
                                                                                evaluation.

PROCEDURES         Perform network studies to develop operating                 Start with energy and ancillary services bids as
                   nomograms. Perform unit commitment studies to                well as scheduled bilateral transactions from
                   develop resource schedules and interchanges. Use             market participants. Determine operating schedules
                   existing utility databases on unit heat rates and            for all system resources and controls based on
                   transaction commitments.                                     sequential or iterative execution of unit
                                                                                commitment, "power system optimization" and
                                                                                security analysis functions and using bids by
                                                                                market participants.

TOOLS AND METHODS  Unit commitment used for developing resource schedules       Unit commitment model (with some representation of
                   and interchanges.  Network analysis models used              transmission constraints) for developing schedules
                   separately and mainly to develop operating nomograms.        for resource, some ancillary services and
                                                                                interchanges. "Power system optimization" tools to
                                                                                fully account for network operating constraints
                                                                                and to schedule additional ancillary services and
                                                                                transmission controls.

OVERSIGHT          Federal and state regulators for operating guidelines        Mainly federal oversight with input from all
                   and practices.                                               market participants. Strict procedures for audit
                                                                                of system operation by all market participants
                                                                                (whose financial viability depends on the
                                                                                results). Codified dispute resolution process.




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5.4  MAINTENANCE SCHEDULING

Traditionally, long-term and short-term maintenance scheduling of generation and transmission facilities are performed in a disjoint manner with little regard to their interaction and other factors such as the criticality of specific components under specific operating conditions.

In the emerging electrical energy markets, long-term maintenance scheduling of generation and transmission facilities is likely to be left to their owners to be developed and implemented as desired. However, these owners will be highly encouraged to account for market signals received from the system operator (e.g., the ISO) in order to make sure that their facilities are available when these facilities are valued the most.

Short-term maintenance scheduling will need to be very closely coordinated with the system operator. For many emerging markets, there are provisions to allow the operator to override a scheduled maintenance (e.g., postpone it) based on system operating needs. Of course such a provision will obligate the system operator to become accountable to market participants when making such decisions.

We will discuss the maintenance scheduling in further detail when we discuss power system operation in California's restructured utility industry below.

5.5  FINANCIAL SETTLEMENT

Traditionally the financial function of a vertically integrated utility related to energy transactions (system operation) has been limited to:

     o Payment for fuels and other energy purchase and transmission contracts mainly determined as a result of long-term contracts;

     o Collection for energy sales to retail and wholesale customers based on regulated rates; and

     o Collection for provision of transmission services to wholesale customers based on regulated rates.


Financial settlement for energy transactions in the emerging energy markets will be substantially more complex and, at the minimum, would include:

     o Payments to energy suppliers based on day-ahead, hour-ahead and last minute supply schedules;

     o    Payments for all energy purchase and related transmission contracts;

     o Collection from energy customers (usually through their agents) based on their demand schedules in day-ahead, hour-ahead and last minute markets;

     o Settlement of differences between scheduled and actual energy supplied and consumed;

     o Payments to ancillary services providers and collection from energy customers (usually through their agents) for the procured ancillary services; and


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     o    Collection of congestion fees from energy customers (usually through their agents) and payment of such fees to the Transmission Owners (or Transmission Congestion Contract holders) or equivalent.

A more detailed account of financial settlement is provided in Section 6.5 of this report.

5.6  POWER SYSTEM OPERATIONS IN CALIFORNIA'S EMERGING ENERGY MARKET

The most noteworthy aspect of system operation for California's planned emerging energy market is the process of operations scheduling by the power exchange (PX) and the ISO. In the following we will briefly discuss the prominent features of the PX and ISO operations scheduling protocols.

5.6.1 OPERATION SCHEDULING BY THE PX

The PX will develop energy schedules for its own market based on all bids received from PX Participants (PX participants include energy suppliers, or their agents, energy customers, or their agents, and ancillary services providers). The PX will match supply and load for each hour of the scheduling time period based on the price bids for energy, and thereby clears the market. The PX will then develop the schedule for ancillary services based on the prices bid for such services. In addition, the PX will calculate the prices at which trades in Energy and Ancillary Services are transacted in the PX day-ahead market and the PX hour-ahead market.

5.6.1.1 PX'S DAY-AHEAD BIDDING AND SCHEDULING PROCEDURES

There are four major steps in PX's development of day-ahead schedules. These are:

     1.   Collection and validation of bids from PX Participants

     2.   Conducting the energy auction

     3.   Developing the PX Initial Preferred Schedule

     4.   Developing the Final PX Schedule

5.6.1.1.1 COLLECTION AND VALIDATION OF BIDS FROM PX PARTICIPANTS


Each PX Participant will submit its day-ahead bids in the bid format specified by the PX for supply and demand price/quantity bids. Price may be different for each energy block subject to specific rules. Bids submitted into the auction that leads to the PX's initial preferred schedule need not be attributed to any particular generating unit or physical scheduling plant - such a bid is referred to as a portfolio bid. Furthermore, supply bidders should internalize all their costs (e.g., start-up, ramping, etc.) and provide a single energy bid price in $/kWh. PX will validate each bid for completeness, and eligibility of the bidder.


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5.6.1.1.2 CONDUCTING THE ENERGY AUCTION

The PX will create aggregate supply and demand curves in accordance with its bidding and bid evaluation protocol. The PX will determine a day-ahead Market-Clearing Price (MCP), total demand and resulting schedules for each hour and communicate that price, along with the resulting tentative schedules, to all PX Participants by posting on WEnet (California's Public Information System). The PX will assess the potential for overgeneration for each hour in the day-ahead market and communicate any overgeneration conditions to the PX Participants.

Using an iterative process, the above procedure may be repeated up to four more times. The PX Participants may revise their bids as they see fit in this iterative process. Information on any revisions to submitted bids will be processed by the PX, and revised hourly market-clearing prices and tentative schedules for each iteration will be posted on WEnet for all PX Participants to consider.


The PX will close the energy auction when a prescribed maximum number of iterations has been performed or when the time allotted by the PX for the energy auction has elapsed or, prior to that time, if the auction process has resulted in convergence to a schedule such that no supply or demand bid revisions were submitted. The PX will then determine the unconstrained hourly Market-Clearing Price, total demand, and the resulting schedules for each settlement period and communicate the Market-Clearing Price and resulting schedules to the PX Participants. At this point, any successful PX Participant that has previously used portfolio bidding will be asked to submit individual unit schedules from its portfolio. All PX Participants will be invited to submit ancillary services bids and adjustment bids for use by the ISO to relieve congestion. The PX will determine if overgeneration exists or is likely to exist and calculate the amount and hours of overgeneration.

5.6.1.1.3         DEVELOPING THE PX INITIAL PREFERRED SCHEDULE

The PX will determine to what extent, if any, it wishes to self-provide ancillary services and will procure them through its own ancillary services auction. The PX will submit the resulting day-ahead ancillary services schedules and any unselected ancillary services bids, together with all scheduling information for energy, such as adjustment bids, to the ISO as part of the PX's Initial Preferred Schedule. The PX will communicate to PX Participants if its Initial Preferred Schedules are unbalanced due to an overgeneration condition that requires ISO action.

5.6.1.1.4         DEVELOPING THE FINAL PX SCHEDULE

If the ISO determines that overgeneration exists given the Initial Preferred Schedules that it has received from Scheduling Coordinators (including the PX), it will require the PX to implement necessary reductions in its schedule. The PX will determine whether to submit revised Initial Preferred Schedules and revised bids to address the overgeneration. Once overgeneration has been addressed, if the ISO finds that inter-zonal congestion(1) exists the PX may: 1) iterate with the PX Participants to develop revised schedules and price bids to relieve the inter-zonal congestion, 2) accept the ISO's Advisory Redispatch Schedule, or, 3) elect to resubmit the original Initial Preferred Schedules. Upon receipt of a revised Preferred Schedule, the ISO will reapply its Congestion


----------
1 Inter-zonal congestion refers to the condition where collective energy and ancillary services schedule result in insecure system operating condition based on flows between the California's Congestion Zones.


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Management protocols. The ISO will complete final hourly schedules and transmission prices for energy and final schedules and prices for ancillary services. This information will be provided to the PX who will then notify all PX Participants of the final supply and demand schedules, zonal Market-Clearing Prices for energy, and final ancillary services schedules and prices.

5.6.1.2  PX'S HOUR-AHEAD BIDDING AND SCHEDULING PROCEDURES

The following are the steps in the major steps adopted by the PX for the hour-ahead scheduling process:

     1.   Receipt and validation of bid data

     2.   Hour-ahead bid evaluation

     3.   Calculation of hour-ahead schedules

     4.   Submission of schedules and bids to the ISO

5.6.1.2.1 RECEIPT AND VALIDATION OF BID DATA

Each PX Participant will submit its bid information using the bid format specified by the PX for supply and demand price/quantity bids. All bids will be validated to ensure that the bid format has been followed. No portfolio bids will be accepted in the hour-ahead market.

5.6.1.2.2 HOUR-AHEAD BID EVALUATION

The PX will evaluate the bids it receives for the Hour-Ahead Market for eligibility, completeness, and compliance with market rules. However, unlike day-ahead bidding, there will be no iterations in the Hour-Ahead Market.

5.6.1.2.3 CALCULATION OF HOUR-AHEAD SCHEDULES

The output from the PX hour-ahead bid evaluation will be the supply and demand deviations from the corresponding hour in the final day-ahead schedule. The PX will calculate the hour-ahead schedules by summing the output from the hour-ahead bid evaluation with the final day-ahead schedule for each unit. The PX will determine to what extent, if any, it wishes to self-provide ancillary services and will procure them through its own ancillary services auction.

5.6.1.2.4 SUBMISSION OF SCHEDULES AND BIDS TO THE ISO

The PX will submit the resulting hour-ahead schedules and any unselected ancillary services bids, together with all scheduling information for energy such as adjustment bids, to the ISO. In case the schedules lead to transmission congestion, the ISO will make the necessary schedule changes, based on adjustment bids. No iteration will take place with the PX in the hour-ahead market. Upon notification by the ISO that the PX hour-ahead schedules have been accepted, or of any required adjustments to


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relieve congestion, the PX will communicate to all the PX Participants which submitted bids to it that have been accepted.

5.6.2 OPERATION SCHEDULING BY THE ISO

The ISO, similar to the PX, will perform its operations scheduling for the two markets: The day-ahead market and the hour-ahead market. In addition, the ISO, will perform limited scheduling activities on "real-time" basis (30 minutes ahead of the actual operating hour) for some ancillary services (supplemental energy, spinning and non-spinning reserve).

For both daily and hour scheduling, the steps involved in the ISO's scheduling activities are as follows:

     1.   Receipt and validation of Preferred Schedules

     2.   Evaluation of the Revised Schedules

     3.   Development of the Final Schedule

5.6.2.1 RECEIPT AND VALIDATION OF PREFERRED SCHEDULES

A Preferred Schedule will be submitted by each Scheduling Coordinator (including the PX) on a daily and/or hourly basis to the ISO which will represent its preferred mix of generation (including transmission losses) to meet demand. The ISO will validate the schedules for eligibility, internal consistency, and cross consistency (an energy purchase in the schedule of a SC, must match an energy sale in the schedule submitted by the other party). The Preferred Schedule will also include an indication of which resources (generation or demand) if any may be adjusted by the ISO to eliminate Congestion. If the ISO notifies a Scheduling Coordinator that there will be no congestion on the ISO controlled grid, the Preferred Schedule will become that Scheduling Coordinator's Final Schedule.

5.6.2.2 EVOLUTION OF THE REVISED SCHEDULES

If the sum of Scheduling Coordinators' Preferred Schedules would cause congestion across any Inter-Zonal Interfaces, the ISO will issue to the Scheduling Coordinators whose Schedules contribute to the congestion, suggested Adjusted Schedules that will reflect adjustments made by the ISO to each Scheduling Coordinator's Preferred Schedule to eliminate congestion, based on the initial adjustment bids submitted in the Preferred Schedules. Following receipt of a suggested Adjusted Schedule, a Scheduling Coordinator may submit to the ISO a Revised Schedule, which will be a balanced schedule and which will reduce or eliminate congestion.

5.6.2.3 DEVELOPMENT OF THE FINAL SCHEDULE

If the ISO notifies a Scheduling Coordinator that there will be no congestion on the ISO controlled grid, the Revised Schedule will become that Scheduling Coordinator's Final Schedule. If no Scheduling Coordinator submits any changes to the suggested Adjusted Schedules, all of the suggested


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Adjusted Schedules will become the Final Schedules. The Final Schedules will serve as the basis for settlement between the ISO and each Scheduling
Coordinator.

5.6.3 MAINTENANCE SCHEDULING

For reasons mentioned earlier, maintenance scheduling in the California's emerging energy market will be codified and highly coordinated. In the following, we will describe the general protocols prescribed for maintenance scheduling in California.

5.6.4 MAINTENANCE OUTAGE PLANNING

Each Market Participant (e.g., Transmission Owner) will on annual basis provide the ISO with a schedule of all maintenance outages which it wishes to undertake during the following calendar year. The ISO Outage Coordination Office will evaluate the requested maintenance outage or change to an approved maintenance outage. If the ISO Outage Coordination Office determines that the requested maintenance outage is not likely to have a detrimental effect on the efficient use and reliable operation of the ISO controlled grid, the ISO will authorize the maintenance outage and will notify the requesting market participant and other entities who may be directly affected. Otherwise, the ISO may reject the requested maintenance outage. The determination of the ISO Outage Coordination office will be final and binding.

5.6.4.1 MAINTENANCE OUTAGE REQUESTS BY THE ISO

The ISO Outage Coordination Office may at any time request a maintenance outage or a change to an approved maintenance outage from a market participant in order to secure the efficient use and reliable operation of the ISO controlled grid. The affected market participant may: (1) refuse the request; (2) agree to the request; or (3) agree to the request subject to specific conditions. The market participant will have to make every effort to comply with requests by the ISO Outage Coordination Office. In the event that the market participant refuses the ISO's request, it will have to provide written justification for its position to the ISO Outage Coordination Office.

In response the ISO may: (1) overrule any refusal of a maintenance outage by the market participant, in which case the ISO's determination will be final; (2) accept any changes or conditions proposed by the market participant, in which case the maintenance outage request will be amended accordingly; or (3) reject the change or condition, in which case the ISO Outage Coordination Office and the market participant will determine if acceptable alternative conditions or changes can be agreed. If the market participant and the ISO Outage Coordination Office cannot agree on acceptable alternative conditions or changes to the ISO Coordination Office's request for a maintenance outage, the ISO's determination will be final.

5.6.4.2 MAINTENANCE OUTAGE REQUESTS BY MARKET PARTICIPANTS

The ISO Outage Coordination Office will provide notice to market participants of the approval or disapproval of any requested maintenance outage. Additional approval notification will be provided by the ISO Outage Coordination Office to any market participant that may be directly affected by the maintenance outage.


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5.6.4.3 FINAL APPROVAL

On the preceding day of an approved maintenance outage, the market participant will confirm its requirements with the ISO Control Center. On the day of an approved maintenance outage, the market participant will contact the ISO Control Center for final approval of the maintenance outage. No maintenance outage will start without ISO's final approval.


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6. NEW BUSINESS FUNCTIONS

In the new utility environment there are new categories of market participants (Transcos, Energy Aggregators, etc.) each pursuing different business objectives. The new operators of the power system (the ISO, and where relevant the Power Exchange) must remain impartial towards the various market participants in order to ensure a level playing field. At the same time the ISO/PX must conduct their business such that the power system continues functioning without degradation in reliability and without economic burden to the end users. In fact, the main justifications set forth by the proponents of power industry restructuring has been the belief that the restructured environment will lead to lower energy prices to the end users without undermining system reliability. Various market participants in the new environment need their own tools to plan and manage their business effectively.


In this section we limit the discussion to the main new business functions and tools that the ISO/PX must have in order to conduct their business effectively. The new business environment must facilitate trading of both energy supply and transmission rights. In the U.S., an important new concept in trading and usage of the transmission rights is the Available Transmission Capability (ATC). We will first explore the ATC concept and its variations as currently applied, along with the relevant concept of Flow-based Transmission Service Reservation. We will then address the key new functions and tools that the ISO/PX need in order to facilitate trading and settlements in the new business environment.

6.1 AVAILABLE TRANSMISSION CAPACITY

The transmission capability of a transmission network depends on the pattern of usage of the network. In many cases where point-to-point transmission service is envisaged (delivery of certain number of MWs from point A to point B) the term transfer capability is used. Available Transfer Capability (ATC) is obtained by subtracting from the so-called Total Transfer Capability (TTC) the existing transmission commitments, along with some safety margin. The TTC calculations are deterministic, and are based on a host of assumptions about the loads, generation and interchange transactions for a specific point in time, e.g. next 24 hours, next month or next year. The safety margins account for the many inherent uncertainties in the assumptions, which become bigger, the farther into the future ATC is calculated.

The following subsection offers specific definitions of these and other pertinent terms, according to NERC.

6.1.1 DEFINITIONS

AVAILABLE TRANSFER CAPABILITY (ATC) is a measure of the transfer capability remaining in the physical transmission network for further commercial activity over and above already committed uses. Mathematically, ATC is defined as the Total Transfer Capability (TTC) less the Transmission Reliability Margin (TRM), less the sum of existing transmission commitments (which includes retail customer service) and the Capacity Benefit Margin (CBM). These terms are defined below.


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         TOTAL TRANSFER CAPABILITY (TTC) is defined as the amount of electric power that can be transferred over the interconnected transmission network in a reliable manner while meeting all of a specific set of defined pre- and post-contingency system conditions.

         TRANSMISSION RELIABILITY MARGIN (TRM) is defined as that amount of transmission transfer capability necessary to ensure that the interconnected transmission network is secure under a reasonable range of uncertainties in system conditions.

         CAPACITY BENEFIT MARGIN (CBM) is defined as that amount of transmission transfer capability reserved by load serving entities to ensure access to generation from interconnected systems to meet generation reliability requirements.

The treatment of ATC with respect to requests for the usage of the transmission systems may depend on the firmness of the transmission rights stipulated in each contract. The following terms are defined accordingly:

         CURTAILABILITY is defined as the right of a transmission provider to interrupt all or part of a transmission service due to constraints that reduce the capability of the transmission network to provide that transmission service. Transmission service is to be curtailed only in cases where system reliability is threatened or emergency conditions exist.

         RECALLABILITY is defined as the right of a transmission provider to interrupt all or part of a transmission service for any reasons, including economic, that is consistent with FERC policy and the transmission provider's transmission service tariffs or contract provisions.

         NON-RECALLABLE ATC (NATC) is defined as TTC less TRM, less non-recallable reserved transmission service (including CBM).

         RECALLABLE ATC (RATC) is defined as TTC less TRM, less recallable transmission service, less non-recallable transmission service (including CBM). RATC must be considered differently in the planning and operating horizons. In the planning horizon, the only data available are recallable and non-recallable transmission service reservations, whereas in the operating horizon transmission schedules are known.

ATC and related terms are depicted graphically in Exhibit 6-1. They form the basis of a transmission service reservation system that will be used to reserve and schedule transmission services in the new, competitive electricity market.


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    EXHIBIT 6-1: RELATED TERMS IN THE TRANSMISSION SERVICE RESERVATION SYSTEM


                                    [CHART]

6.1.2 ATC CALCULATIONS CURRENTLY USED IN DIFFERENT NERC REGIONS


As explained above, ATC depends on the existing transmission commitments, TTC, CBM and TRM. A summary of approaches for computing these elements in different NERC regions is given in Exhibits 6-2, 6-3, 6-4 and 6-5. For a given forecast of area and bus loads, generation pattern and interchange transactions, TTC represents the most restrictive of thermal, voltage or stability limits on a given path or interconnection.


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                      EXHIBIT 6-2: TTC CALCULATION METHODS


Region
ECAR TTC is the sum of Firm ATC, TRM, CBM, and Firm reservations and/or schedules

ERCOT    By Regional task force composed of all stakeholders and ISO

FRCC The nonsimultaneous transfers between two areas with all facilities available and existing firm longterm commitments modeled

MAAC Network response - limits are reflected to the appropriate control area contract path

MAIN     Regional calculation of network response (TTC = CITC + base schedules)

MAPP Regionally constrained paths - Transmission provider calculates base on NERC principles and modeling

NPCC     Rated path (interface limits) based

SERC First 31 days, will use on-line and off-line power flow and the VAST/VST for FCTTC calculation for month 2 through year 10

SPP Seasonal calculations made by SPP, member companies make recalculations during intervals between seasonal calculations for operating changes

WSCC WSCC rated system path procedure calculated by control area or capacity owner


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                      EXHIBIT 6-3: ATC CALCULATION METHODS


Region
ECAR Distributed calculation/coordination methodology requires each Transmission provider to calculate ATC values which are then coordinated on a wide area basis TTC.

ERCOT    By Regional task force composed of all stakeholders and ISO

FRCC ATC = TTC - TRM - CBM - (existing firm long-term commitments). Note: In the operation time frame, non-recallable scheduled transmission service is also subtracted from the

MAAC Network response - limits are reflected to the appropriate control area contract path

MAIN     Regional calculation with optional updates by transmission providers.
         ATC calculated from CITC with adjustments made for TRM and CBM.

MAPP Regionally constrained paths - MAPP calculates decrements from TTC using flow -based method

NPCC     Contract path, and actual flow based

SERC     Will follow NERC "ATC Definitions and Determination" document

SPP Seasonal calculations made by SPP, member companies make recalculations during intervals between seasonal calculations for operating changes

WSCC WSCC rated system path procedure calculated by control area or capacity owner


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                            EXHIBIT 6-4: CBM METHODS


REGION
ECAR Determined by each transmission provider as defined by their own criteria within broad Regional Guidelines

ERCOT    Not included

FRCC To be calculated using lossfo load probability analysis with the portion which flows through a particular interface, determined and reserved by the individual utility

MAAC     Allow for preservation of pool emergency import capability

MAIN Regional implicit calculation based on input from transmission providers. Each transmission providers CBM considered separately.

MAPP Regionally constrained paths- MAPP calculates for MAPP operating reserve or emergency energy requirements

NPCC     Allow for long-term reserve margin and generation planning

SERC     By subregion and control area

SPP Control areas provide an explicit TRM and CBM consistent with provisions of individual tariffs

WSCC Implicitly considered in establishing TTC calculated by control area or capacity owner


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                      EXHIBIT 6-1: TRM CALCULATION METHODS


REGION
ECAR Determined by each transmission provider as defined by their own criteria within broad Regional Guidelines

ERCOT    Not explicitly included because of conservatism in calculation

FRCC A. The reduction in transfer capability resulting from modeling the utility's operating reserve requirements and the most critical generating unit off-line B. The reduction in transfer capability resulting from modeling the utility's operating reserve

MAAC Allow for uncertainty in weather and load forecasts, loop flows, generator loss replacement, and loss of transmission facilities under forecast extreme weather conditions

MAIN Regional and local implicit calculation of TRM. TRM determined using percent ratings reduction and confidence factor multiplier

MAPP Regionally constrained paths - Transmission provider may calculate an auditable method, the default is 5%

NPCC     Allow for uncertainty in load forecasts, loop flows, reserve

SERC     By subregion and control area

SPP Control areas provide an explicit TRM and CBM consistent with provisions of individual tariffs

WSCC Implicitly considered in establishing TTC calculated by control area or capacity owner


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6.1.3 FLOGATE INITIATIVE BY NERC

Because point to point transactions are hard to implement without widespread use of flow control devices (phase shifters and/or FACTS), the actual flows seldom, if ever, fully comply with the contracted electric paths. In response to this situation, NERC has been developing a so-called flow-based transmission service reservation methodology, which recognizes this reality and attempts to maintain the principle of open access. Excerpts from NERC report: "Transmission Reservation and Scheduling", December 12, 1996, are provided below in subsections 6.1.3.1 through 6.1.3.5, to explain the key elements of this initiative.

6.1.3.1 "KEY ELEMENTS OF THE FLOW-BASED TRANSMISSION SERVICE RESERVATION METHODOLOGY"

The Flow-Based Transmission Service Reservation Methodology (FLOBAT) makes use of two very familiar elements (sources and sinks), one somewhat familiar element (power transfer distribution factors), and a new element (flowgates). The terms sources and sinks have been used for some time to describe in concise network language the locations where power is injected and extracted from the electrical grid. Their use and meaning is exactly the same in FLOBAT. A source is the location where electric power is produced by a generator and injected into the transmission network. A sink is the location where electric power is extracted from the transmission network and consumed by a load. Power flows on the interconnected transmission network from the set of all sources to the set of all sinks. On an incremental basis, a load reduction could function as a source, and a generation reduction could function as a sink.

6.1.3.2  POWER TRANSFER DISTRIBUTION FACTORS

Power transfer distribution factors (PTDFs) have been in use for many years to predict distributed flow effects on interconnected electric power networks. Fundamentally, a PTDF describes the proportion of power which will flow on the facility or subset of facilities for which it was derived due to a power transfer on the transmission network from a source to a sink. PTDFs are numerical values derived from the impedance characteristics of components in the interconnected electrical network using the laws of physics. They remain essentially unchanged unless the physical network is reconfigured by such events as transmission element outages and transformer tap changes. Even then, such changes usually only have a minimal effect on PTDFs for more distant facilities.


Since FLOBAT is proposed primarily as a transmission reservation methodology, the PTDFs are calculated for the normal planned interconnected network configuration. (Transmission reliability margins (TRMs) may be used to account for significant effects of local network variations encountered during operation.) The period when transmission service is being reserved may be anywhere from hours and days to months and years in advance of the actual operation. Although the interconnected transmission network will remain largely unchanged for these future periods, new construction additions, upgraded facilities, and major long-term maintenance outages will warrant periodic updates. PTDF predictions of power flows, even based on a slightly out-of-date network calculation, are likely to be much more accurate than the current contract path methodology.


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6.1.3.3 THE FLOWGATE CONCEPT

The new element proposed for the FLOBAT method is the flowgate. Flowgates are designated as proxies for power flows, transmission service usage, and transmission constraints on subsets of the interconnected electric power network. Flowgates mark the locations in the grid where electric power transfer capability may be defined, offered, reserved, scheduled, and utilized. They are most likely to be located astride 1) known constraining transmission facilities,
2) transmission interfaces with adjoining systems, and/or 3) other subsets of facilities not otherwise represented, which are useful for commercial or modeling purposes. Each flowgate has a set of PTDFs calculated to predict the direction-specific impact from all commercially significant source/sink pairs in the Interconnection.

6.1.3.4 TRANSFER CAPABILITIES BASED ON FLOWGATES

Each flowgate has a definable Flowgate Transfer Capability (FTC). The FTC is analogous to the Total Transfer Capability (TTC) currently being applied to defined interfaces or groups of transmission elements. The FTC is fundamentally determined by local subset transfer conditions. Thermal, voltage, and stability limits are all locally reflected in setting FTC. (Transfer capabilities in other areas and systems are accounted for by flowgates and PTDFs pertinent to those other subsets of facilities. Transmission providers need only be concerned about their local facilities as represented by flowgates designed by themselves. FLOBAT is a decentralized transmission reservation methodology only. Operation of the interconnected grid is likely to become more centralized and will be more effective with the transmission service reservation information developed by FLOBAT.)

The reservation commitments at each flowgate are accurately predicted by considering all standing transmission reservations and applying the relevant PTDFs. Thus, the Flowgate Available Transfer Capability (FATC) is decremented by the flowgate reservation commitments. The FATC for each flowgate is posted on the OASIS for transmission customers' consideration.

It is recognized that different TTC and ATC calculation methods exist among transmission providers and reliability Regions. In Interconnections where the FLOBAT method is applied, the flowgate transmission reservation approach would require that the TTCs and ATCs calculated using a network approach (network TTCs and ATCs) be translated into an interface or flowgate based TTCs and ATCs. Various methods exist to allow easy translation of network TTCs to flowgate TTCs. Subtracting the amount of TRM, CBM, and committed flowgate transmission service yields the flowgate ATC.

6.1.3.5 TRANSMISSION SERVICE RESERVATIONS BASED ON FLOWGATES

Under FLOBAT, a reservation of flowgate ATC is required if a proposed set of power transfers has a "significant affect" on the flowgate. A flowgate is considered "significantly affected" if either 1) the associated PTDF exceeds the established 0.03 minimum threshold, or 2) the associated flow predicted for the set of transfers exceeds the established 5% minimum percentage of the FTC. Either condition triggers the "significantly affected" criteria. The amount of transfer capability that must be reserved at each "significantly affected" flowgate is determined by summing the products of the contemplated source-sink transfers and their relevant PTDFs in each time interval."


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6.2 BIDDING FUNCTION

This section addresses the bidding function for trading, supply, or procurement of energy products and, where relevant, ancillary services. The trading of transmission capacity is usually carried out using the OASIS as described in
Section 6.3.

Depending on the organizational structure and responsibilities of the ISO and the Power and Energy Market, the bidding function may serve as a means to either match bids (bilateral arrangements) or establish a market clearing price (pool structure).

The market rules for bid matching are generally simpler than those for market clearing. The supplier bids a quantity and minimum price below which it will not sell. The buyer bids a quantity and a maximum price above which it will not buy. The bidding function in this case provides a mechanism to match individual offers from the providers of energy or transmission support services to those bidding to purchase them. The price is established individually for each supply-demand pair. A number of products and tools are available on the market from large and emerging small vendors which facilitate bid matching.

The market rules in the case of pool operation are generally more stringent and the process is more complicated. The bid structure may be simple as described above for bid matching, or it may involve multiple parts and attributes. Generally a single market clearing price is established that applies to all sellers and buyers. The market clearing price may be established at predetermined regular time intervals or on a continuous basis. In most structures emerging in the U.S. market clearing prices are to be established at regular time intervals. The following subsections describe typical functional requirement to support such a bidding environment for power and energy.

One of the greatest challenges bidding software design must conquer concerns the uncertainties resulting from communication network behavior and human behavior. These uncertainties pervade an operating arena where time is of the essence persistently. Furthermore, after the fact it must be possible to reconstruct events surrounding system anomalies and to show unambiguously that the anomalous event in question did, in fact, produce the originally observed results. Energy trading involves such a high volume of funds created and depleted over such extremely short time periods, that the ability to positively verify the cause of errors is a crucial element of the entire bidding process.

6.2.1 BID SUBMITTAL

Bidding packages typically provide a range of methods for participants to submit bids. A participant generally chooses a method most suitable to the participant's size, location, and budget, as the participant's primary means of trading. A different method is then adopted for use (usually bidding by fax) during the periods that the primary means of trading is unavailable. The following bidding methods are typical:

     o    Computer file submittal

     o    Computer Bulletin Board or WEB site


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     o    Fax (or Phone)


This flexibility provides backup capability for the participants. For example, if a participant who normally submits bids by computer file suffers a site disaster, the participant can fall back to bidding by fax, even over a cellular system.


Exhibit 6-6 illustrates how the various bidding methods are integrated into a flexible bidding function.


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                   EXHIBIT 6-6: BIDDING FUNCTION ILLUSTRATION

                                    [CHART]






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6.2.2 BID COLLECTION AND REVISION


All of the existing bid strategies call for biding in a cyclic manner. Of course, there are various flavors of the basic cyclic approach such as:

     1. Participants submit a bid for the day and later submits a revised bid if the original bid was rejected. The bid may also be revised hourly based on the day's actual operating experience.

     2. Participants submit bids repeatedly as the participant watches changes in the energy market. With this strategy there is usually a cut off time. Also, hourly revisions may be provided.


The cyclic nature of these strategies requires the bidding module to:

     1. Institute an identification system designed to ensure that the bidding function can always distinguish a new bid from a revised bid, and can group bids together to support such options as hourly updates.

     2. Keep precise and detailed records of bid transitions through the system.

     3. Communicate with participants regarding errors, the progress of the process, schedules, consistency exceptions, etc.


These requirements are not influenced by any particular bidding strategy. The bidding method, on the other hand, strongly influences the design of bid collection. Influences are exerted in the following ways:

     1. The medium (passive server, error checking, frequency of receipt, storage).

     2.   The size of the market in terms of participants.

     3.   Geographical distribution of participants.

6.2.2.1 BIDDING BY COMPUTER LINK

There are many ways to provide bid submittal by computer-to-computer link. Some of the methods include:

     1.   File transfer via FTP over a Wide Area Network (WAN).

     2. Having the ISO/PX provide the capability to act as a file server for participants.

     3. Providing switched phone lines for participants to use to legacy file transfer protocols such as ZMODEM, etc. This is particularly useful for small systems having access only to traditional analog phone services.


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The first method (file transfer by FTP) provides the best flexibility for participants of all kinds. This method gives the participant a wide-ranging choice in the selection of software tools. It also allows the participant to choose to make the connection using a dedicated or switched communication circuit. It also supports access over either a private network or the Internet.

Method 2 generally requires that the Participant maintain a dedicated phone line. However, this method supports full integration of file transfers with desktop office tools. For example, a spreadsheet that links to a client database could be copied (or saved) to the ISO/PX, and this copy would serve as the participant's bid. Any application that can access any file can access the bid file on the ISO/PX. This allows very powerful bid programs to be developed at extremely low cost.

Method 3 supports rapid deployment of the bidding function in an environment where existing infrastructure must be retained, and that infrastructure has been supporting file transfers among desktop computers, and between desktop computers and on-line services.

6.2.2.2 BIDDING BY BULLETIN BOARD

Bidding by bulletin board provides the participant with an interactive capability to create new bids, and update existing bids. For the participant, this method of bidding appears much like working with bid information locally at the ISO/PX facility. The participant actually works with a copy of the forms that exist in the ISO/PX database rather than having direct access to the database itself.


Using the bulletin board, the participant has the following bid edit capabilities:

     1.   Add new bids

     2.   Edit existing bids that apply to future time periods

     3.   Delete existing bids that apply to future time periods

     4.   Copy prior bids so that they can be modified to create new bids.

One of the significant advantages to preparing bidding information this way is that the computer interacts with the participant as the bid is being prepared. Help files answer questions and invalid field entries are made known to the participant as they occur. This bidding method is particularly suitable to advanced training. However, filling in forms manually is a time-consuming effort and will be found impractical in many organizations.

6.2.2.3  BIDDING BY FAX

In almost all market systems, the bidding strategy includes the capability for participants to submit bids by fax. Phone bidding has also been seen but it is for very small systems and would be used for backup purposes also.

There are several ways that faxes are being processed. Some involve having operators read submitted bids and enter the data into the system. Others take a fax directly into a desktop computer and convert


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the image to text. Naturally, bidding by fax is restricted to backup use only because of the intense labor required to process it.

6.2.3 BID VALIDATION

For each of the methods of bid submittal, the bidding function must verify the current qualification status of a participant before the participant's bid is subject to any subsequent processing. For example, the participant status must be examined to ensure the participant's eligibility to bid.

If the information maintained in the system database includes technical information about the resources identified in a participant's bid, the bid must be checked against the technical information. This check will ensure that the bid parameters are consistent and within the boundaries of the technical capabilities of the resource bid. All inconsistent data must be identified in the form of a transmittal to the participant, and the participant must be notified accordingly. If a notification is generated for a participant who is logged into the BBS, the participant must be notified interactively via the BBS.

6.2.4 PRIVATE PARTICIPANT DATA

The bidding function processes private data. In particular, the following information is deemed as private:

     1.   All information received from a participant

     2.   All notifications and confirmations transmitted to a participant.

The bidding function must ensure that all private information is safeguarded from public view. It must not by error, omission, or other reason, allow private information to enter the public domain.

6.3 PUBLIC INFORMATION SYSTEM

The Public Information System must facilitate posting of information for comparable access by the market participants. The Open Access Same-time Information System (OASIS) is an example. It is used to post network data pertinent to transmission reservation. This includes information regarding forecasted network conditions, Available Transmission Capacity, ancillary service requirements, curtailments and interruptions, etc.

Depending on the structure adopted, the OASIS facilities or an entirely separate system may be used for posting the Power and Energy Market public information. This includes load forecasts, market clearing prices, congestion mitigation prices, etc.

6.3.1 OASIS

The specific architectural, communications, and posting requirements of OASIS are specified in FERC Order 889, dated April 24, 1996 and are not restated here. The purpose of this subsection is to provide an overview of the current implementation status of OASIS in the U.S.


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The OASIS, now in operation since the beginning of 1997, started as a concept discussed and developed during FERC's July 27, 1995 Technical Conference on Real-Time Information Networks. The system was developed in a two pronged approach, through a "what" activity, sponsored and coordinated by NERC, and "how" activity sponsored and coordinated by EPRI, through several "strawman" implementations, and through a wide industry participation.


Implementation of OASIS is currently foreseen in two phases. The Phase 1 system was developed and made operational in 1996. It is currently implemented at a number of sites. The following excerpts from the minutes of a recent OASIS Workshop (New Orleans; March 3-4, 1997) provides a brief summary of the status of OASIS in Phase 1:

     1.   Pacificorp

          o    OASIS node was developed internally

          o    Operational since 1/3/97

          o System is somewhat active - over 7000 reservations to date - most from Pacificorp (95%) - over 200-300 hits per day, but still use telephone

          o Database access times seem reasonable - "simple" queries complete within one second

          o    Post hourly, daily, weekly, and monthly

          o    Schedules are updated hourly

          o    Ancillary services posted per FERC 889

     2.   Salt River Project - SWOASIS

          o Implemented: Postings, transaction process, ancillary services (not used), want ads, secondary postings reassignments (used extensively), curtailments (not really used).

          o 208 paths (from 4 to 82 paths per provider), 2000 requests (10 re-sales, 70% business is affiliate), no ancillary services being sold

     3.   NYPP

          o    TTC is calculated on a seasonal basis. ATC upon reservation.

     4.   PJM

          o About 600 Registered Users, now about 2000 hits per day, with about 100 user sessions and 500 transactions per week

          o OASIS backend function - can load 8000 ATC records in about 30 seconds

     5.   ECAR


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          o    Have 1031 registered users (255 providers and 776 customers), 559 posted paths, 253 different service types (193 transmission and 60 ancillary services), 31 average database user connections, about 3 million entries in the audit log.

          o    ECAR has tremendous traffic, being in the middle of the country.

     6.   CP&L on VACAR node (which supports 7 providers)

          o    Share operation and maintenance with NEPOOL

          o    Has handled 3800 requests to date.

     7.   MAIN

          o 67,000 hits per week, 500 Mbytes of data requests, 4.6 million entries of various ATC and TTC values for 850 paths from 11 providers, over 18,000 transmission service requests have been processed

          o Daily ATC and TTC calculations, but are planning eventually to calculate these 4 times a day

          o Have achieved 98.996% availability (10 hours down total; 8 hours with loss of Internet access). So are evaluating having a second Internet access link.

          o One third party vendor is responsible for 50% to 75% of hits, by asking for information every 4 seconds.

     8.   MAPP

          o OASIS node for all MAPP members, started in November 1996. Have growth in number of providers.

          o    Now have 23 providers, and also have the regional provider.

          o Have an automated process using a load flow to analyze requests for ATC.

     9.   Southern Company

          o    Developed in-house - Operational since Jan 3

          o No real performance problems: just two software problems caused a 1 1/2 hour outage. Some customers have had problems accessing the node.

          o Frequent ATC calculations are automated on a Sun system, but don't have any performance problems

          o Southern is the only node which is taking ancillary service requests through OASIS. Waiting for the industry to determine if this is really how ancillary services should be handled.


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          o    Most business is next hour business, which is done on the OASIS.

          o About 60 registered customers, of whom 15 are active. Hundreds of thousands of hits, mostly from Southern schedulers.


OASIS Phase 2 will incorporate transmission reservations and MWh scheduling using either point to point or "FLOBAT" methodology (see Section 6.3.1).

6.3.2 REQUIREMENTS FOR THE POWER MARKET PUBLISHING FUNCTION

In this subsections, a typical set of functional requirements for a publishing function to support the Power and Energy Market are stated. The publishing function used to support the Power and Energy Market may use OASIS, the Bidding function facilities, or a separate function.

The publishing function provides participants access to public information that will be needed by the participants to make bidding decisions. Comparability of access to public information is essential. The publishing functionality generally requires a World Wide Web Server and a Web Agent as illustrated in
Exhibit 6-7. The Web Server should be a standard web server product to facilitate its use by the public without requiring specialized software.

6.3.2.1  WEB SERVER

The Web Server is to provide an Internet (and where relevant, private network) interface for information requests by participants. This server should provide all display and download capabilities required to provide public information to participants in graphical or file transfer format as needed.

Although the information maintained in the publishing system is labeled as public information, participation may be confined to qualified participants. Therefore, anonymous login to the Web Server may have to be prevented.

The Web Server should provide a firewall for implementing Internet security to protect the server and the ISO/PX systems from security threats from both the public Internet and the private network users. Access to the system computing facilities must be strictly limited to the Web Server itself, while still providing access to public market information in the Web Server to any authorized participant via the public Internet or the private network.

6.3.2.2 WEB AGENT

The Web Agent is to provide applications to respond to requests received from the Web Server. The Web Agent should also provide participant information to the database files to support the Web Server's participant verification requirements.


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6.3.2.3 NAVIGATION

The Web Server is to provide the HTTP protocol for standard web access. The purpose of this capability is to permit the use of either standard web browsers or participant-developed programmatic browsers to view and download data.

Provisions for a home page should be provided using HTML. Hotlinks should be provided on the home page to support both graphical and textual information display and file downloads. Other pages should provide hotlinks to return to the home page.

Directory navigation should be provided for file transfer capability.


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                  EXHIBIT 6-7: PUBLISHING FUNCTION ILLUSTRATION

                                    [CHART]





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6.3.2.4 FILE TRANSFER

The Web Server is to provide the FTP protocol for file download access. Hotlinks on the information pages should be provided to access the FTP capability. Public directories and files should be shown. The files should be selectable by the participant, and download initiated by command button selection.

6.3.2.5 WEB SERVER MAINTENANCE

It should be possible to add, modify, and delete HTML pages, including the home page, using standard HTML editing tools. These editing tools should be provided with the Web Server functionality. In addition to the HTML editing tools, Web Server maintenance tools should be provided to support participant login account management, and Web Server configuration management.

6.4 ENERGY METERING

In the restructured environment the price of energy is established on a much shorter time increment than in the past (usually hourly). All settlement and billing should generally take place based on hourly prices. However, this would require hourly meter reading. Deployment of such a capability is not conceivable in a short time period. In fact, in most emerging structures this capability is foreseen only for the large consumers. In many cases, hourly revenue metering capability is not available even at the interface between the transmission company and the distribution companies resulting from functional unbundling of the vertically integrated utilities; its implementation may require a long time and entail major costs. In many situations "load profiling" is adopted, whereby pre-defined hourly load patterns are used to partition the energy consumption over a longer period into hourly quantities.

At the retail level, the consumers may in principle have the choice of having an hourly meter, be billed based on load profiling, or agree upon a flat rate, which would generally be higher since the supplier or the distribution company would take the price fluctuation risk.

Some argue that a customer must have a time-of-use meter in order to take advantage of direct access opportunities. But the majority of energy providers, customers and utilities maintain that load profiles could be used to determine the billing patterns for customers that do not have time-differentiated metering capability.

Another controversy centers on the provision of services and costs related to metering, billing and other information services. These are sometimes referred to as Revenue Cycle Costs. Some say that these costs should be included in the bundled charge for distribution services. Others argue that these costs should be separately identified to allow some customers to elect not to buy these services from the distribution company.

Many energy suppliers see an opportunity to add value to the products they sell if they can bill the customer directly and if they can offer a meter or metering communication service that provides the opportunity to exchange information and offer products in addition to retail electric service.


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The question is whether or not energy suppliers should be allowed to provide their customers with retail services that include consolidated billing, metering and related services and, if so, whether the distribution utility should reduce its charges to reflect any resulting savings.

A specific model proposed is to allow suppliers to choose among three billing options:

          1. CONSOLIDATED SUPPLIER BILLING - under which the distribution company would bill the energy supplier for the services provided directly by the distribution company to the customer and the supplier in turn would provide a consolidated bill to the customer,

          2. CONSOLIDATED DISTRIBUTION COMPANY BILLING - under which distribution company would place the supplier's energy charge on a distribution bill, or

          3. DUAL BILLING - under which the energy supplier and the distribution company would bill separately for their own services.


In either event, certain conditions would apply:.

First, only one meter would be needed at each point of service connection. Second, only one entity would read the meter. The energy supplier and the distribution company would share data-base level information about usage. Third, the entities should cooperate in the development of open architecture, or interoperability standards, which would allow meters with varying levels of functionality to connect to the network communications and data infrastructures. Finally, the use of load profiling (i.e., the use of template load shapes) to provide direct access for residential customers that do not have an hourly meter.

6.5 SETTLEMENT AND BILLING

Depending on the underlying market structure, there may be single or multiple settlement cycles. In multiple settlement processes, contractual commitments resulting from different temporal markets (e.g., day-ahead, hour-ahead, and real-time) will have to be settled separately. This does not necessarily mean that there will be separate billing for each market. A single bill may be produced for the net amount of contractual commitments and deviations over a billing cycle. In that case the bill will have to be supported by settlement statements for each market.

The Settlements process involves collection of information regarding schedules (day-ahead and hour-ahead commitments, if relevant), market clearing prices and metering as required in order to: execute contract and real-time settlements; provide a preliminary settlement run for validation of the results by participants; provide a final settlement addressing any disputes by participants, and establish the transfer of funds due.

A possible timeline for the settlement process is illustrated in Exhibit 6-8. A period between the settlement day and the preliminary settlement will allow time for metering information from the many different sources to be collected, made "settlement ready," and transferred to the Settlements function. Market clearing prices, energy management system records, and other information also will be captured during this period.


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Once this information has been collected, the preliminary settlement run may be made and statements produced to be sent to the market participants. Market participants will review their statements and have an opportunity to raise any disputes concerning the settlements. A period between the preliminary and final settlements is expected to allow time for resolution of most settlement disputes. On the last day of the settlement cycle, a final settlement will be prepared and final statements sent to market participants.



                       EXHIBIT 6-8: SETTLEMENTS TIMELINES

                                    [CHART]


The cycles for billing and payment may vary by the type of customer and certain other factors. In some cases, participants may make or receive payments for individual settlement days. Settlement amounts also may be aggregated and netted for a billing period (e.g., monthly).

The Settlement function must provide the software applications necessary to calculate settlement details for each trading participant based on scheduled commitments, market clearing prices and validated metering information. Administrative fees, charges for ancillary services capacity, reservations, etc. must be applied. Energy accounting reports for each trading interval must be produced. The Settlement function must support necessary security, control and audit trail requirements, and provide for support of settlement dispute resolution.

6.5.1 SETTLEMENT CALCULATIONS

The settlement software must provide the following capabilities:

     I. Calculate the credit and debit amounts for both buyers and sellers for each hourly trading interval for each market as relevant:

          A. Day-ahead forward energy, ancillary services, and congestion commitments

          B. Hour-ahead forward energy, ancillary services, and congestion commitments and deviations

          C. Energy imbalances (Loss compensation, replacement energy, congestion)

          D. Ancillary services capacity reservations, and Transmission Access charges

     II.  Recalculate settlements based on changed data after final settlement.

     III. Maintain data and information on an hourly basis to support validation of accounts.

     IV. Produce summary billing information for multiple billing cycles as relevant:


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          A.   Day-ahead commitments (energy, ancillary services, and
               congestion)

          B. Hour-ahead commitments and deviations (energy, ancillary services, and congestion)

          C.   Real-time Energy Imbalances

          D.   Ancillary services capacity reservation

          E.   Congestion charges

          F.   Transmission Access charges

          G.   Administrative fees

          H.   Net debits / credits (funds transfer due)

     V. Identify and report on any settlements which cannot be completed because of incomplete information or other problems.

     VI. Track real-time settlements based on estimated meter data and to flag such settlements as "conditional".

     VII. Accommodate transitions to and from Daylight Savings Time.

     VIII. Provide for Year 2000 transition.

6.5.2 SECURITY, CONTROL, AND AUDIT TRAIL

The Settlement function must provide the following security, control and audit trail capabilities:

          1. Provide accurate, time-sequenced, end-to-end traceability of the settlements processes so that participants may verify their invoiced amounts.

          2. Provide the ability to specify and accept data that is specifically needed for audit trail requirements such as time and date of bid submission, and other user specified data.

          3. Access to settlement data must be strictly controlled by user password.

          4.   Provide archiving.

6.5.3 BILLING AND CREDIT FUNCTION

The Billing and Credit function will be used to process credit and debit invoices, prepare and execute payments to market participants, and manage accounts receivable.

The Billing and Credit function will process summary information produced by the Settlement function regarding net settlements for different markets such as:

     o    Day-ahead commitments for energy and ancillary services

     o    Hour-ahead commitments for energy and ancillary services

     o    Real-time deviations, including

          o    Energy balancing

          o    Ancillary services (capacity and energy)

     o    Transmission Access charges


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     o    Congestion charges

     o    Administrative fees

The settlement results received from the Settlements function may be consolidated into a single invoice for all settlement days falling within each billing cycle.

Based on the credit invoice information, payments will be prepared and sent to participants on a regular cycle. Payments might be made by electronic funds transfer (EFT) and hardcopy checks. Details of payments to participants should be posted to the Accounts Receivable and Participant accounts. EFT transactions may be administered by a third-party banking institution. The Billing and Credit function must provide the functionality for banking and check reconciliation.

Market participants should have the flexibility to remit their payments through hardcopy checks and by electronic funds transfer transactions. More than one bank will likely be used to handle the receiving and recording of participant payments. The Billing and Credit function should provide for interaction with the banks' systems so that participant payments are efficiently matched to the appropriate accounts.

Accounts receivable accounting and participant accounting make up the central functionality of the billing function. The accounts receivable accounting process should provide for recording detailed and summary transaction information including billing debit and credit transactions, credit payment postings, payment receipt and credit memo postings, and accounts receivable balances.

Disputes arising from the debit and credit billing process will be addressed and resolved through a dispute resolution process. Complete audit trail and display of transaction history at the participant level must be available to support this process.

6.5.4 CREDIT AND COLLECTIONS

Credit and collections involves the identification and reporting of late payments and tools that support collection activities. Summary reporting of aged receivables will provide an overall view of the performance in managing the credit and collections process. Collection reports for individual participants will provide information on contacts, outstanding invoices, aging, and amounts. This process also includes the application of finance charges to accounts and automated preparation of dunning notices and collection letters.

6.6 CALIFORNIA'S EXPERIENCE

In California the business processes for bidding, publishing, metering, settlement, and billing are somewhat more complicated than other emerging structures in the U.S. The PX must interact with the PX participants for bidding on energy and ancillary services. The PX must also interact with the ISO as any other Scheduling Coordinator. The PX will forward ancillary service bids to the ISO, and will have the option of using ancillary services bid into the PX for self provision. In case of congestion, the PX will interact with the ISO on behalf of its participants, and may also have direct interaction with the participants before responding to ISO's schedule change recommendations for congestion mitigation. There are three concurrent settlement processes for each billing cycle, namely, settlements


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for the day-ahead commitments, hour-ahead changes, and real-time deviations. The
PX must settle on the one hand with the ISO and on the other hand with the PX participants.

An extensive communications infrastructure is being implemented in California so that every market participant can have access to a point of presence (POP) on the communications backbone system within a 50 mile radius. The backbone communications bandwidth is very high (OC3) to accommodate the large communications traffic anticipated based on a large number of potential participants.

The California regulatory bodies require that the California ISO and the Power Exchange, along with their communications infrastructure, basic technical support hardware/software, and business systems be made operational by January 1, 1998. California has adopted a phased approach to the implementation of various features and functions of the technical and business systems. The infrastructure will be in place by January 1, 1998. However, some of the features required from the technical and business systems are delayed until mid-1998.

Regarding the metering options, the California Energy Commission supports the unbundling of Revenue Cycle Costs and Services. However, it would require the utilities to separately identify the costs for the various components of Revenue Cycle Services initially, and would allow firms other than the distribution utility to compete for the provision of these services only at some later date. The distribution utilities would be required to facilitate three billing options: Consolidated Energy Supplier Billing, Consolidated Distribution Company Billing, and Dual Billing.


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7. RESUME OF THE AUTHORS




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DARIUSH SHIRMOHAMMADI, PH.D.
PEROT SYSTEM CORPORATION

WORK EXPERIENCE
1996    -  Present    ASSOCIATE, Perot Systems Corporation, Dallas, Texas.  Developing and implementing information systems
                      (procedures, protocols, infrastructures, systems and applications) to assist with the deregulation of the utility industry.

1995    -  1996       PRESIDENT AND PRINCIPAL CONSULTANT, Shir Power Engineering Consultants, Inc., San Ramon, California.
                      Consulting on technical aspects of utility industry restructuring (PX/ISO formations and operation, transmission costing and pricing), on automation technologies (DA/SCADA, AMR, communications and operations decision support systems), and on analysis, modeling and optimization of transmission and distribution systems.

1991    -  1995       DIRECTOR (FINAL POSITION), Energy Systems Automation Group, Pacific Gas and Electric Company (PG&E), San
                      Francisco, California.  Developing, implementing and integrating state-of-the-art computer, communications and automatic equipment technologies for the automation of PG&E's energy services including DA, SCADA and
                      AMR systems.

1985    -  1991       SENIOR SYSTEMS ENGINEER, Systems Engineering Group, PG&E.  Developing and implementing advanced computational methodologies and tools to analyze, optimize, cost, price, plan and operate transmission and distribution systems.

1982    -  1985       TRANSMISSION PLANNING ENGINEER, Ontario Hydro, Toronto, Canada.  Analyzing electromagnetic transients for planning and design of Ontario Hydro's transmission system; responsible for the development of the EMTP application.

1977    -  1979       RESEARCH ASSISTANT, Hydro Quebec Institute of Research (IREQ), Montreal, Canada. Studying electrical discharges in air, insulation of high voltage systems and field calculation techniques.

EDUCATION
1982                  PH.D. (ELECTRIC POWER ENGINEERING), University of Toronto
1978                  M.S. (ELECTRIC POWER ENGINEERING), University of Toronto
1975                  B.S. (ELECTRICAL ENGINEERING), Sharif University of Technology

MAJOR PROJECTS, RESPONSIBILITIES AND ACCOMPLISHMENTS

TECHNICAL ASPECTS OF UTILITY INDUSTRY RESTRUCTURING - TRANSMISSION ACCESS AND
WHEELING:

o Technical project leader for the development of the California's Independent System Operator (ISO) information system infrastructure and applications; 1997.

o Principal investigator for a joint EPRI/EDF project to define and specify the analysis tools required for the emerging energy market structures; 1996.

o Principal investigator for a joint EPRI/EDF project to define and specify a transmission dispatch and congestion management system for the operation of emerging energy market structures; 1996.

o Developed strategies for metering and settlement of unbundled utility services including the "Ancillary Services" for EPRI; 1996.

o Developed transmission pricing methodologies for Ontario Hydro and BC Hydro; 1995-ongoing.


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o    Participating in the utility industry restructuring deliberations in
     California and the US through involvement in California's WEPEX and FERC's Mega-NOPR activities; 1995-ongoing.

o Developed paradigms, methodologies and computer models for competitive resource acquisition process for PG&E; 1989-91.

o Developed paradigms, methodologies and computer models for evaluating transmission access requirements and costing and pricing transmission services for PG&E; 1986-95.

o Presented and advocated paradigms, methodologies and computer models for evaluating transmission access requirements and costing and pricing transmission services in technical and regulatory arenas at state, national and international levels; 1987-96.

o Participated in the preparation of filings and testimonies on the technical aspects of transmission access issues for various regulatory proceedings; 1988-91.

o Participated, as a technical expert, in negotiations on transmission and power purchase contracts between PG&E and Independent Power Producers; 1988-90.

AUTOMATION TECHNOLOGIES:

o Developed applications and marketing strategies for PG&E's WinSCADA software; 1995-1996.

o Directed a company wide effort at PG&E to develop the complete functionality for PG&E's SCADA systems including the requirements for the master station, telecommunication link, remote terminal units, data access models and economic evaluation; 1994-95.

o Directed the roll-out of an operations decision support system for PG&E's DA system in Santa Rosa; 1994-95.

o Directed the technical/economic aspects of a DA roll-out project for PG&E in Santa Cruz; 1994-95.

o Participated in the development of PG&E's current AMR strategy and technology implementations plans; 1994-95.

o Participated in the development of an AMR roll-out plan for PG&E's San Francisco Peninsula, 1994-95.

o Directed PG&E's efforts to manage DA implementation cost via partnership with DA technology vendors and streamlining of the SCADA evaluation and implementation processes; 1993-95.

o Performed the complete economic evaluation study for PG&E's $10M project to roll out a CellNet based DA system in Silicon Valley, California; 1992-93.

o Designed and lead the implementation of a data access scheme for making real-time SCADA data available on PG&E's LAN/WAN Computers; 1992-93.

o Managed a major research project at PG&E with participation at technical level on the development and deployment of distribution operations decision support systems; 1992-96.

o    Developed planning support tools for PG&E's distribution systems;
     1986-1992.

POWER SYSTEM PLANNING AND OPERATIONS (INCLUDING ELECTROMAGNETIC TRANSIENT STUDIES):

o    Studied Transient Recovery Voltages (TRVs) for the oil circuit breakers
     (OCBs) at one of PG&E's 115 kV substation at Sacramento; 1996.

o Studied capacitor switching transients at one of PG&E's 115 kV substation at Sacramento; 1996.

o Provided consulting to several engineering consulting firms on various Electromagnetic Transients studies particularly on the impact of capacitor switchings on industrial plant operations including solid state motor drives; 1985-ongoing.


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o    Performed transmission planning studies both in systems and transients/control areas for Ontario Hydro and PG&E; 1982-95.

o Conducted power system studies using power flow, reliability evaluation, transient stability models and the Electromagnetic Transients Program
     (EMTP) for Ontario Hydro and PG&E; 1982-89.

o Provided consulting to transmission and distribution planners on the use of advanced planning and operations computer models; 1985-95.

COMPUTER APPLICATIONS, SYSTEMS AND SERVICES:

o Designed and implemented general computer architecture including hardware platforms, operating systems, networking scheme, gateways and applications for specific work functions.

o Evaluated and selected commercial computer models for transmission system planning and operations.

o Designed and provided consulting in the deployment of relational databases for transmission line and power flow data.

o    Conducted negotiations on software contracts with several software vendors.

o Developed numerous advanced analytical methodologies and computer applications for the analysis, optimization, costing and pricing of large scale transmission and distribution systems:

     o LOCATION: Evaluation of the incremental transmission costs of new resources.

     o MAXFLOW: Evaluation of the transmission network maximum use for firm transactions

     o MW-MILE: Transmission pricing based the evaluation of transmission network capacity use for wheeling transactions

     o    VCMARGIN: Evaluation of voltage collapse operating margins

     o SILCON/DYSCREEN: Static and dynamic contingency screening for transmission networks

     o RADIAS: Real-time application for distribution automation systems including distribution power flow analysis, distribution state estimation, distribution feeder reconfiguration, distribution feeder voltage and VAR control, distribution short circuit analysis, and intelligent load management

     o PICKUP/DISTOP: Distribution system service restoration and optimization

     o    TLPARM: Transmission line parameter calculation

     o TLINES: Transmission lines electromagnetic field (EMF) effect calculation

     o EMTP: Electromagnetic Transients Program's enhancement by adding the induction machine model, an MOV arrester model and the machine shaft fatigue analysis model

SAMPLE INDUSTRY ACTIVITIES

1997               CHAIR, 1997 IEEE Winter Power Meeting Panel Session, New York
                   TOPIC: Technical Issues Related to ATC Evaluation

1997               PANELIST: 1997 IEEE Winter Power Meeting Panel Session, New York
                   TOPIC: ISO/Congestion Management Using OPF

1996               PANELIST,  1996 IEEE Summer Power Meeting, Denver
                   TOPIC1: Technical Issues Related to the Independent System Operator
                   TOPIC2: Ancillary Services in Deregulated Markets

1996               INVITED SPEAKER, Light Power Company, Rio de Janeiro, Brazil, and Ontario Hydro, Toronto, Canada
                   TOPIC: A Tutorial on Distribution Automation



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
1996               INVITED SPEAKER, Ontario Hydro, Toronto, Canada
                   TOPIC: Electric Utility Industry Restructuring: Institutional, Engineering and Economic Issues

1995               INVITED SPEAKER,  National Kaohsiung Institute of Technology, Taiwan
                   TOPIC: Telecommunication Technologies for Distribution Automation Systems

1995               PANELIST,  1995 IEEE Power Meeting, Portland
                   TOPIC: Distribution Automation:  Survey of Recent Advances

1991 -  1992       PANELIST, 1991 and 1992 IEEE Power Meetings, San Diego and New York
                   TOPIC: Transmission Impacts Related to Siting Locations of Non-Utility Generation

1990               INVITED SPEAKER, IEEE Power Engineering Society, San Francisco & Sacramento
                   TOPIC 1: Transmission System Capacity Use for Wheeling Transactions
                   TOPIC 2: Optimum Reconfiguration of Electric Distribution Networks

1986               INVITED SPEAKER, IEEE Power Engineering Society, San Francisco
                   TOPIC: Corona Phenomenon and Effects

1989 -  Present    VISITING FACULTY, University of Wisconsin (Madison, Wisconsin), California Polytechnic University (San
                   Luis Obispo, California), Helsinki Institute of Technology (Helsinki, Finland) and ABB Power Systems
                   (Ludvika, Sweden).
                   TOPIC: Power System Analysis Using the EMTP

1981 -  1985       VISITING FACULTY, University of Toronto, Toronto, Canada
                   TOPIC: Circuit Analysis for AC Power Transmission Systems

1975 -  1982       TEACHING ASSISTANT, University of Toronto and McGill University, Canada
                   TOPICS: Several graduate and undergraduate courses in Mathematics, Physics and Engineering.  Also ran the high voltage and machines laboratories for two semesters.

PROFESSIONAL ASSOCIATIONS

SENIOR MEMBER of the Institute of the Electrical and Electronics Engineers
(IEEE). Member of task forces and working groups on Distribution Automation, Transmission Access and Transients Analysis.
PROFESSIONAL ENGINEER in the Province of Ontario, Canada.

HONORS AND AWARDS

PG&E'S HIGHEST AWARD IN ELECTRIC SUPPLY, 1993: For the development of the methodology and computer models for evaluating the incremental transmission cost of new generating resources.
ELECTRIC POWER RESEARCH INSTITUTE'S AWARD, 1992: For the successful application of the Electromagnetic Transients Program to study of capacitor switching in a major transmission station.
PG&E'S HIGHEST AWARD IN ELECTRIC SUPPLY, 1989: For the development of the methodology and the computer model for optimizing distribution system configuration.
ACADEMIC AWARDS, 1972-1982: Received numerous academic awards and scholarships at undergraduate and graduate levels.

PUBLICATIONS

TECHNICAL ASPECTS OF UTILITY INDUSTRY RESTRUCTURING - TRANSMISSION ACCESS AND
WHEELING:



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1.   "Transmission Dispatch and Congestion Management in the Emerging Market
     Structures", will be presented in the 1997 IEEE Summer Power Meeting in Berlin and published in the IEEE Transaction on Power System.

2. "Technical Issues, Methods and Tools in Emerging Energy Market Structures", Electric Power Research Institute (EPRI) Report TR106786, November, 1996.

3. "Transmission Dispatch and Congestion Management System", EPRI Report TR107571, November, 1996.

4. "An Overview of Ancillary Services", Proceedings of the 5th Symposium of Specialists in Electric Operational and Expansion Planning (invited paper), Brazil, May 1996.

5. "Some Fundamental Technical Concepts about Cost Based Transmission Pricing", IEEE Transactions on Power Systems, April 1996.

6. "Transmission Pricing: Paradigms and Methodologies", Proceedings of the 4th Symposium of Specialists in Electric Operational and Expansion Planning (invited paper), Brazil, May 1994.

7. "Voltage Collapse Operating Margin Analysis using Sensitivity Techniques", Proceedings of the Athens Power Technology Conference, Greece, 1993, pp. 332-336.

8. "Short-Term Economic Energy Management in a Competitive Utility Environment", IEEE Transactions on Power Systems, February 1993, pp. 198-206.

9. "An Engineering Perspective of Transmission Access and Wheeling", Proceedings of the 3rd Symposium of Specialists in Electric Operational and Expansion Planning (invited paper), Brazil, May 1992.

10. "Cost of Transmission Transactions: An Introduction", IEEE Transactions on Power Systems, November 1991, pp. 1546-1560.

11. "Valuation of the Transmission Impact in a Resource Bidding Process", IEEE Transactions on Power Systems, February 1991, pp. 316-323.

12. "A Multi-Attribute Evaluation Framework for Electric Resource Acquisition in California", Electric Power and Energy Systems, Vol. 13, No. 2, April 1991, pp. 73-80.

13. "Optimal Power Flow Sensitivity Analysis", IEEE Transactions on Power Systems, Vol. PWRS-6, No. 3, August 1990, pp. 969-976.

14. "Evaluation of Transmission Network Capacity Use for Wheeling Transactions", IEEE Transactions on Power Systems, Vol. PWRS-4, No. 4, November 1989, pp. 1405-1413.

DISTRIBUTION SYSTEM ANALYSIS AND AUTOMATION:

1. "Telecommunication Media Technologies for Distribution Automation Systems", Main feature of the Utility Automation Journal, November/December 1996.

2. "Transformer and Load Modeling in Short Circuit Analysis for Distribution Systems", Paper No. 96 SM 567-8 PWRS, to be published in IEEE Transactions on Power Systems.

3. "Distribution Feeder Reconfiguration for Service Restoration and Load Balancing", Paper No. 96 SM 488-7 PWRS, to be published in IEEE Transactions on Power Systems.

4. "Distribution Feeder Reconfiguration for Cost Reduction", Paper No. 96 SM 512-4 PWRS, to be published in IEEE Transactions on Power Systems.

5. "An Integrated Real-Time Analysis Tool for Distribution Automation Systems", Computer Applications in Power, April 1996.

6. "Estimation of Switch Statuses for Radial Power Distribution Systems", Proceedings of the IEEE International Symposium on Circuits and Systems, Seattle, 1995.

7. "A Distribution Short Circuit Analysis Approach Using a Hybrid Compensation Method", IEEE Paper 95 WM 221-2 PWRS, to be published in IEEE Transactions on Power Systems.

8. "A Three-Phase Power Flow Method for Real-Time Distribution System Analysis", IEEE Paper 94 SM 603-1 PWRS, to be published in IEEE Transactions on Power Systems.



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9.   "Service Restoration in Distribution Networks Via Network Reconfiguration",
     IEEE Transactions on Power Delivery, April 1992, pp. 952-958.

10. "Reconfiguration of Electric Distribution Networks for Resistive Line Losses Reduction", IEEE Transactions on Power Delivery, Vol. PD-4, No. 2, April 1989, pp. 1492-1498.

11. "A Compensation-Based Power Flow Method for Weakly Meshed Distribution and Transmission Networks", IEEE Transactions on Power Systems, Vol. PWRS-3, May 1988, pp. 753-762.

ELECTROMAGNETIC TRANSIENTS ANALYSIS:

1. "Modelling Guidelines for Slow Transients: Part III Ferroresonance", Task Force paper to be submitted to the IEEE Transactions on Power Delivery.

2. "Modelling Guidelines for Slow Transients: Part II Controller Interactions; Harmonics Interactions" IEEE Paper 96 WM 091-9 PWRD, Task Force paper to be published in IEEE Transactions on Power Delivery.

3. "Modelling Guidelines for Slow Transients: Part I Torsional Oscillations, Transient Torques, Turbine Blade Vibrations and Fast Bus Transfer" IEEE Paper 95 WM 247-7 PWRD, Task Force paper to be published in IEEE Transactions on Power Delivery.

4. "Induction Machine Modelling for Electromagnetic Transient Program", IEEE Transactions on Rotating Machinery, Vol. EC-2, December 1987, pp. 615-621.

5. "Improved Evaluation of Carson Correction Terms for Impedance Calculations", Proceedings of the Canadian Electrical Association Transaction on Power System Planning and Operation, April 1985. Also EMTP Newsletter, Vol. 5, No. 2, April 1985, pp. 28-39.

6. "Universal Machine Modelling in EMTP", Proceedings of the Canadian Electrical Association Transactions on Power System Planning and Operation, April 1985. Also EMTP Newsletter, Vol. 5, No. 2, April 1985, pp. 5-28.

7. "Synchronous Machine Modelling in EMTP", EMTP Newsletter, Vol. 4, No. 4, August 1984, pp. 7-16.

8. "Infinite Phase Order Modelling of Multi-Phase Transmission Lines", Canadian Electrical Engineering Journal, Vol. 9, No. 2, April 1984, pp. 55-62.

9. "Modelling Zinc Oxide Arresters in EMTP", EMTP Newsletter, Vol. 4, No. 3, February 1984, pp. 18-29.

10. "Calculation of Induction and Magnetic Field Effects of Three Phase Overhead Lines above Homogeneous Earth", IEEE Transactions on Power Apparatus and System, Vol. PAS-101, August 1982, pp. 2747- 2754.

HIGH VOLTAGE ENGINEERING:

1. "Practical Application of Conductive Barriers to Field Controlled Air Gaps", IEEE Transactions on Power Delivery, Vol. PWRD-1, April 1986, pp. 169-181.

2. "Field Optimization of Nonuniform Field Gaps", IEEE Transactions on Power Apparatus and System, Vol. PAS-104, March 1985, pp. 718-726.

3. "Some Observations on the Positive Impulse Breakdown of Reduced Point-to-Plane Air Gaps", Paper 42.01, Proceedings of the 4th International Symposium on High Voltage Engineering, Greece, 1983.

4. "Conductive Barrier: A Measure to Improve the Dielectric Strength of Air Gaps", Ph.D. Dissertation, University of Toronto, 1982.

5. "Growth of a Positive Leader in Long Nonuniform Air Gaps", Journal of Applied Physics, July 1978, pp. 3804-3806.

          "Impulse Voltage Behavior of Reduced Scale Air Gaps", M.S. Thesis, University of Toronto, 1978.


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A. FARROKH RAHIMI, PH.D.
SENIOR PRINCIPAL CONSULTANT
KEMA CONSULTING

PROFESSIONAL EXPERIENCE

27 Years in Power System Analysis, Planning, and Operation
31 Years in Overall Energy and Control Systems

HIGHLIGHTS OF EXPERIENCE

A KEMA Consulting/Macro Corporation employee since 1989, Dr. Farrokh Rahimi is a Senior Project Manager who specializes in planning power systems' futures. His years of experience encompass all aspects of electric utility automation and control, and he is a recognized industry expert in transmission open access issues, industry restructuring, security assessment and network analysis applications for power control centers.

Dr. Rahimi most recently has been the project manager for the California Power Exchange (PX) Systems and the California ISO Business Systems, leading a team of consultants from Macro/KEMA-ECC and Coopers & Lybrand. He is also a project consultant to MAPP to assist in upgrading MAPP's security center system and to develop a strategic plan for implementing ISO functions and other operations requirements to meet the new reorganization plans of the pool and reliability council. He has also conducted studies for several large electric utilities in Europe, investigating the impacts of alternate electric industry structures and transmission open access on power system planning and operation. These studies provided guidelines for energy contract management, optimal resource scheduling, pricing strategies, and real time dispatching under plausible industry and regulatory scenarios (models) in the changing utility business environment.

Dr. Rahimi also participated as a lecturer in industry-wide courses on Utility Restructuring (Operation, Institutional, & Economic Issues) and System Planning in the Context of Competition and Restructuring. He also conducted seminars on various issues related to power industry restructuring to a wide spectrum of power industry participants in Hungary, and Poland, where the vertically integrated national utilities are in the process of privatization and restructuring.

Other recent major power industry projects include project management for implementation of EMS and communication systems for the Egyptian National Energy Control Center; the definition and specification of EMS and telecommunication requirements for the Power Grid of India; a study of requirements for telecommunications and substation automation on the high-voltage network in Poland; the Swiss Federal Railways (SBB) EMS procurement project; the B.C. Hydro System Control Centre Redevelopment Project; and the definition of a hierarchical EMS/SCADA control system for the Hungarian Power Companies Ltd.

Dr. Rahimi was the principal investigator on three recent EPRI-funded research programs, involving State Estimation and External System Modeling; on-line Dynamic Security Assessment in EMS; and


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Evaluation of the Transient Energy Function (TEP) Method. He is currently the liaison between Macro/KEMA-ECC and EPRI within the framework of a Memorandum of Understanding to investigate potential use of EPRI products and standards in the emerging utility environment (ISOs and Power Exchanges).

Prior to joining KEMA Consulting/Macro Corporation, Dr. Rahimi was the Manager of Energy Modeling and Analysis Department at System Europe (SE), Brussels, Belgium. Prior to that, at Brown Boveri in Baden, Switzerland, he was responsible for research and development in the area of advanced EMS applications. Previously, he was a tenured, Full Professor of Electric Engineering. His teaching and research activities embraced electric power system analysis, planning, operations and control, electric machines, industrial measurements and process control, control and communication systems, and supervision of several graduate theses. Simultaneously, he collaborated with Systems-Europe, Brussels, Belgium in joint projects in Iran and Europe. He was a consultant to the Iranian Ministry of Energy and to the Commission of European Economic Communities (EEC). In early 1970's Dr. Rahimi was a Senior Research Engineer at Systems Control Inc. (now ABB Systems Control) Palo Alto, California. His activities and responsibilities included power systems control, stability analysis, and transportation systems simulation.


EDUCATION

M.S.E.E. - Massachusetts Institute of Technology (M.I.T.), 1968
Ph.D. - Massachusetts Institute of Technology (M.I.T.), 1970

PUBLICATIONS

1. F.A. Rahimi, "On-line Dynamic and Voltage Stability Assessment in the Transmission Open Access Environment", Proceeding of Arab Electricity '97 Conference, Bahrain, March 1997.

2. F.A. Rahimi, "Resource Scheduling in Transmission Open Access Environment," presented at the 14th Biennial IEEE/PES Control Center Workshop, Minneapolis, October 21-23, 1996.

3. F.A. Rahimi, "International Trends in Deregulation and Privatization"; presented at the Utility Restructuring Course, San Francisco, California, March 25-27, 1996.

4. F.A. Rahimi, "Operation and Management of the New Transmission Company"; presented at the Utility Restructuring Course, San Francisco, California, March 25-27, 1996.

5. F.A. Rahimi, "Emerging Transmission Costing Framework"; presented at the Course on Planning in the Context of Competition and Deregulation"; San Francisco, California, March 27-29, 1996.

6. F.A. Rahimi, K. Kato, S.H. Ansari, V. Brandwajn, G. Cauley, D.J. Sobajic "On External Network Model Development," IEEE Transactions on Power Systems, Vol. 11, No. 2, May 1996, Pages 905-910.

7. M. Christoforides, B. Awobamise, R. Frowd and F.A. Rahimi, "Short-term Hydro Generation and Interchange Contract Scheduling for Swiss Rail"; IEEE Transactions on Power Systems, Vol. 11, No. 1, February 1996, Pages 274-280.


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8.   M. Christoforides, M. Aganagic, B. Awobamise, S. Tong, and F.A. Rahimi,
     "Long-term/Mid-term Resource Optimization of a Hydro-Dominated Power System Using Interior Power Method"; IEEE Transactions on Power Systems, Vol. 11, No. 1, February 1996, Pages 287-294.

9. F.A. Rahimi, "External Model Development Issues and Guidelines"; presented at the Panel Session on New Developments in State Estimation, IEEE PES Winter Meeting, Baltimore, Maryland, January 1996.

10. F.A. Rahimi, "Engineering Consulting Services Abroad," presented at the Panel Session on U.S. Companies in International Marketplace, July 26, 1995, IEEE PES Summer Meeting, Portland, Oregon.

11. F.A. Rahimi, "Cost/Benefit Analysis of Parameter Estimation as an EMS Function", presented at the American Power Conference, Chicago, April 18-20, 1995.

12. I. Benko, L. Kiss, and F.A. Rahimi, "New EMS/SCADA Functions in the Unbundled Power System"; presented at CIGRE Colloquium, Study Committee 39, September 1995.

13. F.A. Rahimi, L.P. Hajdu, J. Piotrowski, and M. Jaworski, "The Evolving Telecommunication strategy and Infrastructure at the Polish Power Grid Company"; Utility Communications Seminar, The Hague, March 16-17, 1995.

14. J.Piotrowski, M. Jaworski, F.A. Rahimi and L.P. Hajdu, "Electric Utility Use of Fiber Optic Communication Systems in Poland"; Europe '94 Transmission and Distribution Conference, Amsterdam, October 10-14, 1994.

15. F.A. Rahimi, L.P. Hajdu, L. Kiss, and L. Balogh, "A General Cost-Benefit Analysis Methodology for Evaluation of EMS/SCADA Procurement Alternatives"; Paper APT 446-02-02, Proceedings of Joint IEEE/NTUA International Power Conference, APT '93, Athens Greece, September 5-8, 1993, Pages 384-389.

16. F.A. Rahimi, M. G. Lauby, J. N. Wrubel and K. L. Lee, "Evaluation of the Transient Energy Function Method for On-line Dynamic Security Analysis," IEEE Transactions Power Systems, Volume 8, No. 2, May 1993.

17. D.L. Brown, J. W. Skeen, P. Daryani and F.A. Rahimi, "Prospects for Distribution Automation at Pacific Gas and Electric Company," IEEE Transactions on Power Delivery, Vol. 6, No. 4, October 1991.

18. F.A. Rahimi, "Evaluation of Transient Energy Function Method Software for Dynamic Security Analysis," Final Report to EPRI, Report No. EL-7357, July 1991.

19. F.A. Rahimi, N. J. Balu, and M. G. Lauby, "Assessing On-line Transient Stability in Energy Management Systems"; IEEE Computer Applications in Power, Vol. 4, No. 3, July 1991.

20. A. Debs, J. Kim, G. Maria, F.A. Rahimi, and C. Tang, "On-line Dynamic Security Assessment Using Stability Transient Energy Function Analysis," EPRI Research Project 2206-07 Course, Atlanta, Georgia, September 1991.


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21.  F.A. Rahimi, "Generalized Equal-Area Criterion: A Method for On-line
     Transient Stability Analysis," 1990 IEEE International Conference on Systems, Man, and Cybernetics, Los Angeles, California, Nov. 1990.

22. F.A. Rahimi, "Electric Power Systems Planning within the Framework of the Overall Energy System," paper presented at the Energy Modeling Conference, Rio de Janeiro, Brazil, December 1988.

23. F.A. Rahimi and G. Schaffer, "Power System Transient Stability Indexes for On-line Analysis of Worst-case Dynamic Contingencies," IEEE Transactions on Power Systems, Vol. PWRS-2, No. 3, Aug. 1987.

24. F.A. Rahimi, "A Unified Approach to Sectoral Technology Assessment of Industrial Energy Demand and Energy Conservation," presented at the Third Latin-American Seminar on Long Term Energy Demand, Analysis and Forecasting, Caracas, Venezuela, July 1987.

25. H.J. Kushki and F.A. Rahimi, "A New Algorithm for Automatic Testing of Single-Contingency-Connectedness of Electric Power Networks," IASTED International Symposium on Modeling, Identification, and Control, Innsbruck, Austria, Feb. 1984.

26. F.A. Rahimi and A. Novin, "Security Cost-Effectiveness Priority Indexes for Use in Power Systems Planning," AFRICON '83, Nairobi, Kenya, Dec. 1983.

27. A. Rahimi, A.A. Bakeshloo, and C. Lucas, "A New Approach to Saturated Growth Processes with Application to Oil Reserve Estimation," MELECON '83, Athens, Greece, May 1983.

28. F.A. Rahimi, "Dynamic Braking Control of Electric Power Systems," IEEE Winter Power Meeting, New York, Feb. 1978.

29. F.A. Rahimi, H. D'Hoop, R. Rubin, and D. Finon, "An Energy Model for Europe," International Conference on Information Sciences and Systems, Patras, Greece, Aug. 1976.

30. J. Peschon and F.A. Rahimi, "Computer Control in the Electric Utility Industry," First International Congress of Electrical Engineering in Iran, Shiraz University, Shiraz, Iran, May 1974.

31. Rahimi, K.N. Stanton, and D.M. Salmon, "Dynamic Aggregation and the Calculation of Transient Stability Indices," IEEE Transactions on Power Apparatus and Systems, Vol. 91, No. 1, Jan./Feb. 1972.

32. A. Rahimi and R.W. Brockett, "Homotopic Classification of Minimal Periodic Realizations of Stationary Weighting Patterns," SIAM Journal on Applied Mathematics, Vol. 22, No. 3, May 1972.

33. R.W. Brockett and A. Rahimi, "Lie Algebras and Linear Differential Equations," Ordinary Differential Equations, Academic Press, 1972.


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